SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 1999



                         RECKSON ASSOCIATES REALTY CORP.
             (Exact name of Registrant as specified in its Charter)




                                    Maryland
                            (State of Incorporation)


               1-13762                                        11-3233650
        (Commission File Number)                      (IRS Employer Id. Number)


         225 Broadhollow Road                                   11747
          Melville, New York                                  (Zip Code)
(Address of principal executive offices)

                                 (516) 694-6900
              (Registrant's telephone number, including area code)

ITEM 5.           Other Events

     On December 8, 1998, Reckson Associates Realty Corp. ("Reckson"), Reckson Operating Partnership, L.P. ("Reckson OP"), Metropolitan Partners LLC ("Metropolitan") and Tower Realty Trust, Inc. ("Tower") executed a merger agreement (the "Merger Agreement"), pursuant to which Tower will be merged (the "Merger") into Metropolitan, with Metropolitan surviving the Merger. The Merger was described in Current Report on Form 8-K filed by Reckson on or about December 21, 1998.

         This report on Form 8-K includes the financial statements of Tower (and related auditors' consent) and pro forma financial statements for Reckson and Metropolitan. The pro forma financial statements of Reckson reflect the alternative merger structures contemplated by the Merger Agreement.

         Reckson is filing the financial statements and pro forma financial statements referred to in Item 7 below at this time in order to file information required by Item 11 of Form S-3.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business to be Acquired

         UNAUDITED FINANCIAL STATEMENTS

         Condensed Consolidated Balance Sheet of Tower as of September 30, 1998

         Condensed Consolidated Statements of Operations of Tower for the nine months ended September 30, 1998 and for the period from March 27, 1997 through December 31, 1997 and Condensed Combined Statement of Operations of Tower Predecessor for the nine months ended September 30, 1997

         Condensed Consolidated Statement of Cash Flows of Tower for the nine months ended September 30, 1998 and for the period from March 27, 1997 through December 31,1997 and Condensed Combined
                  Statement of Cash Flows of Tower Predecessor for the nine months ended September 30, 1997

         Notes to Condensed Consolidated and Combined Financial Statements

         AUDITED FINANCIAL STATEMENTS

         Report of Independent Auditors

         Consolidated and  Combined  Balance  Sheets of Tower as of December 31,
                  1997 and Combined Balance Sheet of Tower Predecessor as of December 31, 1996

         Consolidated and Combined Statements of Income of Tower for the period from March 27, 1997 (inception of Tower) to December 31, 1997 and Combined Statements of Income for Tower Predecessor for the period January 1, 1997 to October 15, 1997, and the Years Ended December 31, 1996 and 1995

         Consolidated and Combined Statements of Changes in Shareholders' Equity of Tower for the period from March 27, 1997 (inception of Tower) to December 31, 1997 and Combined Statements of Changes in Owners' Deficit of Tower Predecessor for the Period January 1, 1997 to October 15, 1997, and the Years Ended December 31, 1996 and 1995

         Consolidated and  Combined  Statement  of Cash  Flows of Tower  for the
                  period March 27, 1997 (inception of Tower) to December 31, 1997 and Combined Statements of Cash Flows of Tower Predecessor for the period January 1, 1997 to October 15, 1997, and the Years Ended December 31, 1996 and 1995

         Notes to Consolidated and Combined Financial Statements

(b)      Pro Forma Financial Information

         PRO FORMA COMBINED FINANCIAL STATEMENTS OF METROPOLITAN

         Unaudited Pro Forma Condensed Combining Balance Sheet of Metropolitan as of September 30, 1998

         Unaudited Pro Forma Condensed Combining Statement of Operations for the
                  Nine Months Ended September 30, 1998

         Unaudited Pro Forma Condensed Combining Statement of Operations for the
                  Year Ended December 31, 1997

         Notes to Unaudited Pro Forma Combined Financial Statements

         PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON - ASSUMING RECKSON STOCKHOLDERS APPROVE SHARE ISSUANCE PROPOSAL

         Unaudited Pro Forma Condensed Combining  Balance Sheet as of September
                  30, 1998

         Unaudited Pro Forma Condensed Combining Statement of Operations for the nine months ended September 30, 1998

         Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 1997

         Notes to Unaudited Pro Forma Combined Financial Statements


         PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON - ASSUMING RECKSON STOCKHOLDERS DO NOT APPROVE SHARE ISSUANCE PROPOSAL

         Unaudited Pro Forma Condensed  Combining  Balance Sheet as of September
                  30, 1998

         Unaudited Pro Forma Condensed Combining Statement of Operations for the nine months ended September 30, 1998

         Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 1997

         Notes to Unaudited Pro Forma Combined Financial Statements

                            TOWER REALTY TRUST, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                             (Dollars in thousands)

     ASSETS                                                              September 30,
                                                                             1998
                                                                    ---------------------
Real estate                                                       $           686,697
  Less: accumulated depreciation                                              (14,040)
                                                                    ---------------------
                                                                              672,657

Deferred charges, net                                                          12,798
Receivables, net                                                                8,767
Cash and cash equivalents                                                       7,175
Escrowed cash                                                                   7,307
Other  assets                                                                   6,143
Investments in joint ventures                                                   2,968
                                                                    ---------------------

    Total assets                                                  $           717,815
                                                                    =====================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Debt on real estate                                               $           228,760
Line of credit                                                                 62,400
Accounts payable and accrued liabilities                                       11,027
Distributions payable                                                           7,877
Deferred real estate taxes payable                                              9,713
Other liabilities                                                               9,613
Amounts due to affiliates                                                         309
                                                                    ---------------------

    Total liabilities                                                         329,699
                                                                    ---------------------

Minority interest in Operating Partnership net of
  dividends declared                                                           35,065
                                                                    ---------------------

Stockholders' equity:
Preferred shares 50,000,000 shares authorized,
  none issued and outstanding                                                       -
Common shares, $0.01 par value, 150,000,000 shares                                169
  authorized, 16,959,355 shares issued and outstanding
Additional paid in capital                                                    365,814
Distribution in excess of accumulated earnings                                (12,932)
                                                                    ---------------------

    Total stockholders' equity                                                353,051
                                                                    ---------------------

    Total liabilities and stockholders' equity                    $           717,815
                                                                    =====================

The accompanying notes are an integral part of these financial statements.

                            TOWER REALTY TRUST, INC.
          CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                (Dollars in thousands, except per share amounts)

                                                                                                             Tower
                                                                                   The Company            Predecessor
                                                          The Company            (Consolidated)            (Combined)
                                                      (Consolidated) For          For the Nine            For the Nine
                                                        the Nine Months           Months Ended            Months Ended
                                                        Ended September             September            September 30,
                                                           30, 1998                30, 1997(1)                1997
                                                     ----------------------     ------------------     -------------------
Revenues:
Rental income                                        $              82,568      $               -      $           20,513
Management fees                                                          -                  1,147                     318
Construction, leasing and other fees                                   660                     33                     562
                                                     ----------------------     ------------------     -------------------
         Total revenues                                             83,228                  1,180                  21,393
                                                     ----------------------     ------------------     -------------------
Expenses:
Property operating and maintenance                                  19,513                      -                   4,209
Real estate taxes                                                   11,040                      -                   3,493
General and administrative                                           6,585                  1,532                   2,130
Interest expense                                                    15,144                    229                  10,772
Depreciation and amortization                                       13,149                      -                   5,255
Ground rent/air rights expense                                         512                      -                     449
Sale of the Company                                                  3,865                      -                       -
Severance and other compensation costs                               2,454                      -                       -
                                                     ----------------------     ------------------     -------------------
         Total expenses                                             72,262                  1,761                  26,308
                                                     ----------------------     ------------------     -------------------

Equity in income of joint ventures and                                 557                    187                      85
unconsolidated subsidiaries
Net income (loss) before extraordinary gain on                      11,523                   (394)                 (4,830)
early extinguishment of debt and minority
interest
Extraordinary gain on early extinguishment of                                                                       6,475
debt                                                                     -                      -
Minority interest                                                   (1,027)                     -                       -
                                                     ----------------------     ------------------     -------------------
         Net income (loss)                           $              10,496      $            (394)     $            1,645
                                                     ======================     ==================     ===================
Net income per common share -
     basic and dilutive                                               $.62
                                                     ======================
Weighted average number of common shares
outstanding - basic and dilutive                                16,941,961
                                                     ======================

(1) The Company (Consolidated) for the nine months ended September 30, 1997 represents operations from March 27, 1997 (date of inception) to September 30, 1997.

The accompanying notes are an integral part of these financial statements.

                            TOWER REALTY TRUST, INC.
          CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                             (Dollars in thousands)

                                                                                                                      Tower
                                                                The Company              The Company               Predecessor
                                                              (Consolidated)           (Consolidated)              (Combined)
                                                            For the Nine Months      For the Nine Months          For the Nine
                                                                   Ended                    Ended                 Months Ended
                                                               September 30,           September  30,            September  30,
                                                                   1998                    1997(1)                    1997
                                                         ----------------------   ----------------------   ------------------------
Cash flows from operating activities:
   Net income (loss)                                     $              10,496    $               (394)      $              $1,645
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
         Depreciation and amortization                                  13,149                        -                      4,349
         Amortization of deferred financing costs                        1,288                        -                        906
         Unbilled rental income                                         (5,245)                       -                      1,012
Extraordinary gain on early extinguishment of debt                           -                        -                     (6,475)
Equity in income of joint ventures and unconsolidated                     (557)                    (187)                         -
subsidiaries
Changes in assets and liabilities:
Receivables                                                                298                     (190)                    (1,567)
Escrowed cash                                                             (934)                       -                       (352)
Other assets                                                             2,020                        -                        907
Deferred real estate taxes liability                                       (45)                       -                          -
Accounts payable and other liabilities                                   6,534                      487                        566
Minority interest                                                        1,027                        -                          -
Other liabilities and amounts due to affiliates                          2,948                        -                      3,527
Stock compensation to employees                                            682                        -                          -
                                                            -------------------      -------------------        -------------------
Net cash provided by operating activities                               31,661                    (284)                      4,518
                                                            -------------------      -------------------        -------------------
Cash flows from investing activities:
Acquisitions of real estate, joint venture interests and
tenant improvements                                                    (65,912)                 (11,200)                    (3,362)
Contribution to Management company                                           -                        -                        591
Increase in due from affiliates                                              -                     (750)                         -
                                                            -------------------      -------------------        -------------------
Net cash used in investing activities                                  (65,912)                 (11,950)                    (2,771)
                                                            -------------------      -------------------        -------------------
Cash flows from financing activities:
Proceeds from debt on real estate and other debt                       119,910                   12,299                     15,581
Repayments of debt on real estate                                      (57,740)                       -                    (17,360)
Partners' contributions, net                                                 -                        -                         (6)
Distributions to  OP Unitholders                                        (1,995)                       -                          -
Distributions to common stockholders                                   (20,296)                       -                          -
Proceeds from issuance of common stock                                       -                        1                          -
Proceeds from Lawrence H. Feldman in lieu of OP Units                      200                        -                          -
                                                            -------------------      -------------------        -------------------
Net cash provided by (used in) financing activities                     40,079                   12,300                     (1,785)
                                                            -------------------      -------------------        -------------------
Net increase (decrease) in cash and cash equivalents                     5,828                       66                        (38)
Cash and cash equivalents, beginning of period                           1,347                        -                      4,985
                                                         ======================   ======================     ======================
Cash and cash equivalents, end of period                 $               7,175    $                  66      $               4,947
                                                         ======================   ======================     ======================

(1) The Company (Consolidated) for the nine months ended September 30, 1997 represents operations from March 27, 1997 (date of inception) to September 30, 1997.

The accompanying notes are an integral part of these financial statements.

                            TOWER REALTY TRUST, INC.

        NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation:

Tower Realty Trust, Inc.

Tower Realty Trust, Inc. (collectively with its subsidiaries, the "Company") was incorporated in the state of Maryland on March 27, 1997. The Company operates so as to qualify as a real estate investment trust ("REIT") for federal income tax purposes. As of October 16, 1997, the Company consummated an initial public offering (the "Offering") of 13,817,250 shares of common stock, par value $0.01 per share (the "Common Stock") (including the exercise of the underwriters' over-allotment option of 1,802,250 shares) and effected concurrent private placements (the "Concurrent Private Placements") of 1,153,845 shares of Common Stock at a price of $26.00 per share and realized net proceeds therefrom of approximately $353.35 million. In addition, in connection with the formation transactions (the "Formation Transactions") relating to the Offering, including the acquisition of certain property interests and the cancellation of certain indebtedness, the Company issued 1,949,360 shares of Common Stock. Upon consummation of the Offering, the Company acquired a sole 1% general partner interest in Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") and a 90.4% limited partner interest in the Operating Partnership. At September 30, 1998, the Company had a 1% general partnership interest and a 90.0% limited partner interest in the Operating Partnership.

The Company was formed to continue and expand the commercial real estate business of Tower Equities & Real Estate Corp. and its affiliates (collectively with its predecessor entities and affiliates, "Tower Equities"), including developing, acquiring, owning, renovating, managing, and leasing office properties in the Manhattan, Phoenix, Tucson, and Orlando markets. Upon consummation of the Offering and the Formation Transactions, the Operating Partnership owned or had interests in 21 office properties (the "Initial Properties"). On (i) December 31, 1997, the Company purchased the approximately 700,000 square foot office tower located at 810 Seventh Avenue in midtown Manhattan ("810 Seventh Avenue") for approximately $150.0 million, including closing costs, (ii) January 16, 1998, the Company purchased the approximately 126,000 square foot Blue Cross/Blue Shield office complex located in Phoenix, Arizona ("Blue Cross/Blue Shield") for $16.9 million (see Note 4) and (iii) May 6, 1998, the Company purchased the approximately 335,000 square foot, 25 story downtown New York City office building located on 90 Broad Street (the "90 Broad Property") for approximately $34.3 million (see Note 4). The Initial Properties, together with 810 Seventh Avenue, Blue Cross/Blue Shield and the 90 Broad Property, are collectively referred to herein as the "Properties." The Company also owns or has an option to acquire four parcels of land adjacent to four properties (the "Development Parcels"), which can support 2.2 million rentable square feet of development. In November 1997, the Company exercised its option to purchase one of the optioned Development Parcels located in Phoenix, Arizona for approximately $10.3 million.

On March 31, 1997, interests in certain partnerships, properties and limited liability companies were contributed to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership (the "OP Units"). Certain of these interests were owned by the Operating Partnership after consummation of the Offering. Simultaneously with such contribution of these interests, the Company issued $12.3 million of notes (the "MSAM Notes") to certain investors advised by Morgan Stanley Asset Management, Inc. ("MSAM"). The MSAM Notes were collateralized by certain interests in the Properties. Upon completion of the Offering, all MSAM Notes were converted into Common Stock of the Company.

The net proceeds from the Offering were contributed to the Operating Partnership in exchange, in part, for the Company's approximate 91.4% interest therein. The Operating Partnership used the proceeds received from the Company, the $107.0 million net cash proceeds from the Company's term loan facility (the "Term Loan"), borrowed concurrent with and subsequent to the Offering and approximately $12.3 million of proceeds received from MSAM from the conversion of the MSAM Notes into Common Stock, as follows: (i) approximately $281.0 million for repayment of certain indebtedness (including associated prepayment penalties) relating to the Initial Properties and the partnerships that own the Initial Properties (the "Property Partnerships"), (ii) approximately $137.0 million to acquire certain equity, debt and fee interests in the Initial Properties; (iii) approximately $3.1 million to pay for commitment fees and expenses related to the Term Loan and the Company's $200.0 million unsecured line of credit (the "Line of Credit"); (iv) approximately $3.0 million to pay transfer taxes and other expenses associated with the acquisition of the Initial Properties; and (v) the remaining approximately $48.6 million for working capital.

The Tower Equities management and leasing companies and Properties Atlantic, Inc. management and leasing company (which, prior to the Offering, was controlled and operated by Clifford L. Stein, Managing Director, Southeast Region of the Company) (collectively, the "Predecessor Management Companies") contributed an undivided 95% interest in the assets of such companies to the Operating Partnership, which, in turn, recontributed such assets to Tower Equities Management, Inc. (the "Management Company") in exchange for 100% of the non-voting stock and 5% of the voting stock in the Management Company (which entitles the Company to receive 95% of the dividends of the Management Company).

The Management Company and each of the members of Tower Equities that hold interests in seven retail properties that continue to be owned by Tower Equities after the consummation of the Offering (the "Excluded Properties") entered into management agreements with respect to each of the Excluded Properties. In consideration for the services to be provided under the management agreements, the Management Company receives a property management fee and applicable construction fees and leasing commissions which are determined by reference to existing market areas for similar transactions.

The Company operates so as to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The federal income tax provisions governing treatment of a REIT are highly technical, complex and subject to interpretation. Accordingly, there is no assurance that the Internal Revenue Service, upon examination would not interpret provisions in a manner that differs from the Company's interpretation of these provisions.

Tower Predecessor

The following entities comprising the Tower Predecessor were controlled and managed by Tower Equities, all of which were controlled by Lawrence H. Feldman, the former Chairman of the Board, Chief Executive Officer and President of the Company (see Note 10):

                                                     Lawrence H. Feldman's
                                                     Ownership Percentage           Location
                                                   -------------------------   --------------------
         Tower 45                                              6%              New York City
         120 Mineola Boulevard                                 5%              Long Island, NY
         Maitland Forum                                       15%              Maitland, FL
         Maitland Center Parkway (3 properties)               90%              Maitland, FL
         5750 Major Boulevard (purchased in
         October 1996)                                         6%              Orlando, FL
         Predecessor Management Companies                     90%              New York City and
                                                                               Maitland, FL

Lawrence H. Feldman owned a majority general partnership interest in the partnerships owning these properties. Accordingly, the Tower Predecessor financial statements reflect, on a combined basis, 100% of the assets, liabilities and operations of these properties.

Lawrence H. Feldman held a non-controlling interest in the partnerships that owned the properties listed below. Lawrence H. Feldman was a general partner in these partnerships and DRA Advisors, Inc. ("DRA") was the managing general partner. These properties are collectively referred to as the "DRA Joint Ventures." The Tower Predecessor financial statements reflect the investments in the DRA Joint Ventures using the equity method of accounting. Upon consummation of the Offering, the Company purchased all of the partnership interests in the DRA Joint Ventures:

                                         Lawrence H. Feldman's
                                         Ownership Percentage           Location
                                       -------------------------    -----------------

         286 Madison Avenue                       3%                New York City
         290 Madison Avenue                       3%                New York City
         292 Madison Avenue                       3%                New York City
         Corporate Center Building
         (6 properties)                          20%                Phoenix, AZ
         5151 East Broadway                       3%                Tucson, Arizona
         One Orlando Center                       3%                Orlando, Florida

Lawrence H. Feldman also held a 3.8% non-controlling interest in a partnership controlling the 2800 North Central Avenue Property ("2800 North Central"). The Tower Predecessor financial statements reflect this investment using the equity method of accounting. The Company, upon consummation of the Offering, acquired this interest and the interests of Tower Equities (10% aggregate interest).

In connection with the acquisition of certain Property Partnership interests, the Company acquired cash and other assets, the economic benefits of which were retained by the respective partners. The net aggregate remaining liability of such partners is reflected in the accompanying financial statements as due to affiliates.

Basis of Presentation

The condensed consolidated balance sheet of the Company as of September 30, 1998, the condensed consolidated statements of operations and cash flows of the Company for the nine-month period ended September 30, 1998 and for the period from January 1, 1997 through December 31, 1997 and the condensed combined statements of operations and cash flows of Tower Predecessor for the nine-month period ended September 30, 1997 are unaudited. The condensed consolidated statements of operations and cash flows of the Company for the nine months ended September 30, 1997 have been derived from the respective audited consolidated financial statements. The unaudited financial statements of the Company and Tower Predecessor have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial statements. They do not include all of the disclosures required by generally accepted accounting principles for a complete presentation of these unaudited financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for these interim periods have been included. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be obtained for the full year. These financial statements should be read in conjunction with the December 31, 1997 audited financial statements and notes thereto, included elsewhere in this Proxy Statement/Prospectus.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. The most significant estimates and assumptions are related to the recoverability and depreciable lives of real estate and the determination of the Company's REIT status. Actual results could differ from those estimates.

Net income per common share has been computed by dividing net income applicable to common stockholders by the weighted average number of Common Shares outstanding (16,941,961) for the nine months ended September 30, 1998. A total of 975,000 shares were reserved for issuance under the Company's 1997 Incentive Plan and Non-Employee Directors' Stock Option Plan. The effect of the outstanding options has been excluded from the calculation of net income per common share as these options had an antidilutive effect in the current period.

2.  Sale of the Company:

On July 9, 1998, the Company entered into an agreement (the "Merger Agreement") relating to the merger of the Company with Metropolitan Partners LLC ("Metropolitan"), a newly formed joint venture between Reckson Associates Realty Corp. ("Reckson") and Crescent Real Estate Equities Company ("Crescent"). The Merger Agreement and the transactions contemplated thereunder (collectively, the "Merger") were approved by the Company's Board of Directors on July 8, 1998.

Pursuant to the Merger Agreement, each share of the Company's Common Stock will be exchanged, at the election of each Company stockholder, for either $24 in cash or .4615 of a share, par value $.01 per share, of Reckson common stock and
 .3523 of a share of beneficial interest, par value $.01 per share, of Crescent (the "Crescent Shares") in lieu of the $24 in cash (such fractions of shares being subject to downward adjustments if the stock prices of Reckson common stock and Crescent Shares increase by more than 7% after July 7, 1998) for up to an aggregate of 40% of the total consideration payable in the transaction. In addition, if a stockholder of the Company elects to receive Reckson common stock and Crescent Shares, they will be entitled to share in the benefit of up to, and including, a 7% increase in the value of each share of Reckson common stock and Crescent Shares after July 7, 1998. If, however, there has been an increase of more than 7% in the stock price of either Reckson common stock or Crescent Shares, then the exchange ratio for the applicable common stock will be adjusted downward in proportion to the increase in excess of 7%, such that Company stockholders who receive Reckson and Crescent stock will receive fewer shares. As a result, the benefit of any appreciation in the stock value of either Reckson common stock or Crescent Shares is effectively limited to 7%.

On November 2, 1998, the Company commenced an action in New York State Supreme Court against Reckson, Crescent and Metropolitan alleging, among other things, breach of the Merger Agreement. The Company is seeking compensatory damages of not less than $75 million, declaratory and other relief and specific performance by the defendants of their respective obligations under the Merger Agreement. Even if this litigation is ended in a matter favorable to the Company, the Merger may not be consummated. If the Merger were to be completed, such completion would be subject to customary closing conditions, including the approval of the Company's Stockholders. (see Note 10)..

In connection with the Merger and other strategic initiatives explored by the Company (the "Initiatives"), the Company entered into an agreement with Merrill Lynch & Co. ("Merrill Lynch") on April 16, 1998 whereby Merrill Lynch acts as the exclusive financial advisor to the Company in connection with the Initiatives. Pursuant to the terms of this agreement, Merrill Lynch is entitled to .6% of the aggregate purchase price paid to the Company for its sale upon closing of the applicable sale agreement. If the Merger does not occur as anticipated, the Company will be responsible for payments in the amount of approximately $1.0 million to Merrill Lynch. As of September 30, 1998, the Company has charged $1.0 million to operations, representing the retainer and the delivered fairness opinion under the agreement, which is included in the Sale of the Company item on the condensed consolidated statements of operations.

Other items relating to the Initiatives that have been included in the Sale of the Company item for three- and nine-month periods ended September 30, 1998 consist of legal, accounting and consulting fees incurred through September 30, 1998. The Company anticipates that significant additional costs will be incurred to the extent that the Merger is completed or in connection with the litigation relating to the Merger Agreement.

3.  Severance and Other Compensation Costs:

On April 18, 1998, Joseph D. Kasman resigned as Senior Vice President and Chief Financial Officer of the Company. Pursuant to, and under the terms and conditions of, his employment agreement with the Company, severance payments will be payable over the course of a 12-month period in monthly instalments of approximately $46,000. A severance provision of approximately $556,000.00 has been charged to operations during the second quarter of 1998.

During the second quarter of 1998, Lawrence H. Feldman transferred approximately 28,900 OP Units and $200,000 of cash to the Company, and in turn, the Company issued 28,900 shares of Common Stock and $200,000 of cash to four current and former employees for their efforts during the time of the Offering. In connection with this event, the Company recorded $887,000 of compensation expense during the second quarter of 1998.

On August 3, 1998, Lawrence H. Feldman resigned from his positions as Chairman of the Board, Chief Executive Officer and President of the Company. In connection with his resignation, the Company expects to pay Mr. Feldman a severance payment equal to 2.99 times his "base amount" as described in his employment agreement and as defined in Section 290G of the Internal Revenue Code of 1986, as amended, payable over a twelve-month period or approximately $84,273 per month. During the third quarter of 1998, the Company recorded approximately $1.0 million of severance expense to operations. On August 3, 1998, Francis X. Tansey, a director of the Company, was appointed Chairman of the Board and Robert L. Cox, a director and Executive Vice President and Chief Operating Officer of the Company, was appointed acting Chief Executive Officer and President of the Company.

4.  Acquisition of Real Estate:

During the nine months ended September 30, 1998, the Company, through the Operating Partnership, acquired the Blue Cross/Blue Shield office complex, an approximately 126,000 square foot twin office building located in the Northwest submarket of Phoenix, Arizona, for $16.9 million and the 90 Broad Property, a 335,000 square foot, 25-story downtown New York City office building located in the center of the city's financial district, for approximately $34.3 million. In conjunction with these acquisitions, the Company drew down funds from its Line of Credit.

5.  Line of Credit:

Upon consummation of the Offering, the Company entered into Line of Credit with Merrill Lynch Capital Corporation. The Line of Credit may be used, among other things, to finance acquisitions of additional office properties, to refinance existing indebtedness, and for general working capital requirements. As of September 30, 1998, the Company has an outstanding balance under the Line of Credit Facility of $62.4 million. The funds were primarily drawn upon for the acquisitions of Blue Cross/Blue Shield and the 90 Board Street Property and to fund capital improvements for the Properties.

In conjunction with its Line of Credit, the Company must maintain certain financial ratios:

     i. Total outstanding indebtedness must not exceed 55% of Total Value (as defined in the Line of Credit) during the first year of the facility and must not exceed 50% thereafter.

    ii. Collateral indebtedness must not exceed 40% of Total Value (as defined) during the first year of the facility and 35% thereafter.

   iii.   Recourse indebtedness cannot exceed 5% of Total Value (as defined).

    iv. Other financial covenants that must be met by the Company include interest expense and fixed charges to debt ratios, among others.

As a general policy, the Company intends to maintain a debt policy limiting the Company's total consolidated indebtedness plus its pro rata share of joint venture debt to 50% of the Company's total market capitalization. As of September 30, 1998, the debt to total market capitalization, including the Company's 10% interest in the debt of 2800 North Central, was 46.3%. However, the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its Properties, general conditions in the market for debt and equity securities, fluctuations in the market price for its Common Stock, growth and acquisition opportunities and other factors. Accordingly there can be no assurance that the Company may not increase its debt to total market capitalization ratio beyond the limit described above.

The Company pays interest on the outstanding amounts on the Line of Credit at LIBOR (London Interbank Offered Rate) plus 150 basis points (weighted average of 7.3% for the nine months ended September 30, 1998). Interest expense on the Line of Credit for the period ended September 30, 1998 amounted to approximately $2.4.

In connection with the acquisition of 810 Seventh Avenue, the Company obtained a $100.0 million mortgage loan from Credit Suisse First Boston Mortgage Capital LLC that matures on December 31, 1998. The Company intends to refinance this mortgage during the fourth quarter of 1998. In addition, the Company has obtained a $11.3 million construction loan from KeyBank National Association ("KeyBank") in connection with the development of a Development Parcel in Arizona, which loan matures on May 1, 2000. There are currently no amounts outstanding under the loan from KeyBank.

During the nine months ended September 30, 1998, the Company has capitalized approximately $1.1 million, of interest costs pursuant to Statement of Financial Accounting Standards 34, "Capitalization of Interest Cost," related to properties that are under development or in construction and not ready for their intended use.

6.  Distributions:

On September 18, 1998, the Company declared a cash distribution for the third quarter of 1998 in the amount of $.4225 per share and OP Unit, which was paid on October 15, 1998 to stockholders and OP Unitholders of record on September 30, 1998. The distributions totaled approximately $7.9 million.

On June 19, 1998, the Company declared a cash distribution for the second quarter of 1998 in the amount of $.4225 per share and OP Unit, which was paid on July 15, 1998 to stockholders and OP Unitholders of record on June 30, 1998. The distributions totaled approximately $7.9 million.

On March 17, 1998, the Company declared a cash distribution for the first quarter of 1998 in the amount of $.4225 per share and OP Unit, which was paid on April 15, 1998 to stockholders and OP Unitholders of record on March 31, 1998. The distributions totaled approximately $7.8 million.

On December 19, 1997, the Company declared a cash distribution for the period from October 16, 1997 through December 31, 1997 in the amount of $.3536 per share or OP Unit, which was paid on January 19, 1998 to stockholders and OP Unitholders of record as of December 31, 1997. The distributions totaled approximately $6.5 million.

7.  Supplemental Disclosure of Non-Cash Investing and Financing Activities:

The Company issued 129,032 OP Units on March 6, 1998 relating to the contribution to the Operating Partnership of the entity that held the management agreement on the 810 Seventh Avenue property.

During the second quarter of 1998, Lawrence H. Feldman transferred approximately 28,900 OP Units and $200,000 of cash to the Company, and in turn, the Company issued 28,900 shares of Common Stock and paid $200,000 of cash to four current and former employees for their efforts during the time of the Offering. The transaction has been accounted for as a contribution of capital with corresponding charge to compensation expense in the accompanying financial statements.

In connection with the acquisition of the 90 Broad Property, the Company assumed $280,000 of debt.

8.  Recently Issued Accounting Standards:

Effective January 1, 1998, the Company adopted the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 specifies the presentation and disclosure requirements for reporting comprehensive income, which includes items which have been formerly reported as a component of stockholders' equity. SFAS 130 does not have an impact on the Company's financial statements.

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131"). SFAS 131 establishes disclosure standards for information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports issued to shareholders. Management expects to adopt this standard in connection with the preparation of the 1998 annual financial statements. When adopted, SFAS 131 will require the Company to report additional geographic information based on the Company's major geographic areas of focus.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement addresses the accounting for derivative instruments including certain derivative instruments embedded in other contacts and for hedging activities. This statement is effective for years beginning after June 15, 1999. The Company's management believes that this statement will not have a material impact on the Company's financial statements.

In October 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." SFAS 134 addressed the accounting for and disclosure of mortgage backed securities as either held-to-maturity, held-for-sale, or trading security. The statement is effective for the first fiscal quarter beginning after December 15, 1998. SFAS 134 does not have an impact on the Company's financial statements.

During 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") and Statement of Position 98-1, " Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP98-1), which are effective for the fiscal years beginning after December 15, 1998. In addition, the Emerging Issues Task Force of the Financial Accounting Standards Board released Issue No. 97-11, "Accounting for Internal Costs Relating to Real Estate Property Acquisitions" ("ET 97-11"). SOP 98-5 requires that certain costs incurred in conjunction with start-up activities be expensed. SOP 98-1 provides guidance on whether the costs of computer software developed or obtained for internal use should be capitalized or expensed. EITF 97-11 requires that the internal pre-acquisition costs of identifying and acquiring operating property be expensed as incurred. Management believes that, when adopted, SOP 98-5 and SOP 98-1 will not have a significant impact on the Company's Financial Statements. EITF 97-11 was adopted during the first quarter of fiscal 1998 and resulted in the Company having to expense internal property acquisition costs they would have otherwise capitalized.

9.  Commitments and Contingencies:

The Company is party to and has become a successor party-in-interest to certain legal proceedings arising in the ordinary course of business. The Company believes it has adequate insurance and does not expect that these proceedings, in the aggregate, will have a material adverse effect on the operations, cash flows or financial position of the Company.

The Company has written agreements with several key members of management of severance and stay bonuses. The amounts described in these agreements will be triggered upon a change in control as defined in the agreements and are of a significant nature. These amounts will have a material adverse effect on the financial position, cash flows and operations of the Company upon a change in control of the Company.

In the event of a termination of the Merger Agreement (as described in Note 2) by the Company, the Company will be subject to a termination fee pursuant to the terms of the Merger Agreement. This fee ranges from $1.75 million to $9.0 million to each of Reckson and Crescent and is dependent on the reasons for termination.

On or about July 10, 1998, a complaint was filed in the U.S. District Court for the Southern District of New York (the "July Complaint") against a Tower Equities management company, the Company, three of the Company's subsidiaries and one former officer and director of the Company (collectively, the "Defendants") in which the plaintiff alleges she was discriminated against in the terms and conditions of her employment on the basis of her religion in violation of federal, state and city statutes. The plaintiff was never employed by the Company and was not employed by any of the other Defendants at the time of the formation of the Company in March 1997. The Defendants deny the allegations and intend to vigorously defend the action. An answer to the July Complaint is scheduled to be filed on or about November 17, 1998. The Company does not expect that this action will have a material adverse effect on its operations, cash flows or financial position.

On or about September 29, 1998, a complaint was filed in the U.S. District Court for the Southern District of New York (the "September Complaint") against the Defendants in which the plaintiff alleges unlawful retaliation in violation of federal, state and city statutes. The plaintiff was never employed by the Company and was not employed by any of the other Defendants at the time of the formation of the Company in March 1997. The Defendants deny the allegations and intend to vigorously defend the action. An answer to the September Complaint is scheduled to be filed on or about November 17, 1998. The Company does not expect that this action will have a material adverse effect on its operations, cash flows or financial position.

In July 1998, David Miller, a purported stockholder of the Company, commenced a putative class action against the Company and certain of its then directors and officers in the Supreme Court of New York, New York County, captioned Miller v. Adams, et al., Index No. 98-113363 (Sup. Ct. N.Y. Co.) (the "Miller Action"). The Miller Action challenges, among other things, the process employed by the Company and its directors in reviewing an approving the Merger and the fairness of the terms of the Merger to the Company's public stockholders. Among other things, the Miller Action seeks injunctive relief of, in the alternative, rescission and monetary damages of an unspecified amount. In view of the fact that Crescent, Reckson and Metropolitan have indicated that they do not intend to perform under the Merger Agreement, the plaintiff in the Miller Action has agreed to voluntarily withdraw the complaint, without prejudice.

See Note 2 regarding contingencies with respect to the Merger.

10. Subsequent Event:

On November 2, 1998, the Company commenced an action in New York State Supreme Court against Reckson, Crescent and Metropolitan alleging, among other things, breach of the Merger Agreement. The Company is seeking compensatory damages and specific performance by the defendants of their respective obligations under the Merger Agreement of $75 million, declaratory and other relief. Even if this litigation is ended in a manner favorable to the Company, the Merger may not be consummated. If the Merger were to be completed, such completion would be subject to customary closing conditions, including the approval of the Company's Stockholders. The Company intends to vigorously prosecute its claims under this action.

11.  Pro Forma Financial Information:

Due to the impact of the Offering and the Formation Transactions, the Properties acquired concurrent with and subsequent to the Offering, the historical results of operations are not indicative of future results of operations. The following Pro Forma Information for the nine months ended September 30, 1998 and September 30, 1997 are presented as if the Offering and the Formation Transactions and all property acquisitions, including the acquisitions of the Blue Cross/Blue Shield office complex and the 90 Broad Property, which occurred subsequent to December 31, 1997, had occurred at January 1, 1998 and 1997. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at January 1, 1998 and 1997, or to projected results for any future periods.

                                                       Nine Months Ended
                                                         September 30,
                                                 ------------------------------
                                                      1998            1997
                                                 -------------  ---------------

Total revenues                                      $   85,719    $   76,407
Net income                                          $   10,561    $   11,605
Net income per common share-- basic and dilutive    $     0.62    $     0.69

12.  Other

The Company is obligated in accordance with its lease provisions, to provide certain tenants with tenant improvements.

The Company maintains security deposits at September 30, 1998 and December 31, 1997 of $5.9 million and $3.8 million, respectively. These amounts are recorded as cash and cash equivalents.

13.  Reclassification

Certain prior-year amounts have been reclassified to conform to the current year presentation.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Tower Realty Trust, Inc.

     We have audited the accompanying consolidated and combined financial statements of Tower Realty Trust, Inc. and its subsidiaries (the "Company") and Tower Predecessor included in this Current Report on Form 8-K. These consolidated and combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tower Realty Trust, Inc. as of December 31, 1997 and the combined financial position of Tower Predecessor as of December 31, 1996, and the consolidated results of operations and cash flows of Tower Realty Trust, Inc. for the period from March 27, 1997 through December 31, 1997, and the combined results of operations and cash flows of Tower Predecessor for the period from January 1, 1997 through October 15, 1997, and the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                   PricewaterhouseCoopers LLP

New York, New York
February 26, 1998.

                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                    (dollars in thousands, except share data)

                                                                    The Company                Tower Predecessor
                                                                  (Consolidated)                  (Combined)
                                                                 December 31, 1997             December 31, 1996
                                                              ------------------------      ------------------------
                            ASSETS
Assets:
Real estate...................................................               $620,557                      $169,619
    Less: accumulated depreciation............................                 (2,444)                      (40,555)
                                                              ------------------------      ------------------------
                                                                              618,113                       129,064
Deferred charges, net.........................................                 11,495                        11,636
Receivables, net..............................................                  3,820                        18,018
Cash and cash equivalents.....................................                  1,347                         4,985
Escrowed cash.................................................                  6,373                           413
Other assets..................................................                 12,537                         3,555
Investments in joint venture and unconsolidated subsidiaries..                  2,411                         5,316
                                                              ------------------------      ------------------------
                   Total assets...............................               $656,096                      $172,987
                                                              ========================      ========================

             LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
    Debt on real estate.......................................               $228,990                      $202,892
    Accounts payable and other liabilities....................                  7,494                        12,867
    Distributions payable.....................................                  6,543
    Deferred real estate taxes................................                  9,758                        12,951
    Other liabilities and amounts due to affiliates...........                  6,974                         6,147
                                                              ------------------------      ------------------------
                     Total liabilities........................                259,759                       234,857
                                                              ------------------------      ------------------------
Minority interest in Operating Partnership....................                 33,920
Commitments and Contingencies (See Note 13)
Shareholders' equity (owners' deficit):
    Preferred shares 50,000,000 shares authorized, none
       issued and outstanding.................................                     --                            --
    Common shares $.01 par value, 150,000,000 shares autho-
       rized, 16,920,455 shares issued and outstanding........                    169                            --
    Additional paid-in capital................................                364,250                            --
    Owners' deficit...........................................                     --                       (61,870)
    Distributions in excess of accumulated earnings                            (2,002)                           --
                                                              ------------------------      ------------------------
         Total shareholders equity/(owners' deficit)..........                362,417                       (61,870)
                                                              ------------------------      ------------------------
   Total liabilities and shareholders' equity/(owners'
   deficit)...................................................               $656,096                      $172,987
                                                              ========================      ========================

The accompanying notes are an integral part of these financial statements.

                 CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
            (dollars and shares in thousands, except per share data)

                                             The Company                         Tower Predecessor
                                           (Consolidated)                            (Combined)
                                         -----------------------------------------------------------------------------
                                              March 27            January 1,                  Years Ended
                                            1997 through         1997 through                 December 31,
                                            December 31,          October 15,    -------------------------------------
                                              1997 (1)             1997 (1)            1996               1995
                                         -----------------------------------------------------------------------------
Revenues:
         Rental income...................            $16,409             $21,908           $26,138            $25,202
         Management fees.................              1,090                 318             1,261                961
         Construction, leasing and other
           fees..........................                861                 576             1,335              1,041
                                         -----------------------------------------------------------------------------
Total revenues...........................             18,360              22,802            28,734             27,204
                                         -----------------------------------------------------------------------------
Expenses:
         Property operating and
           maintenance...................              3,941               4,538             5,481              5,332
         Real estate taxes...............              2,266               3,792             4,722              4,571
         General and administrative......              2,844               2,189             3,494              3,497
         Interest expense................              2,369              11,725            15,511             15,150
         Depreciation and amortization...              2,813               5,541             6,853              6,897
         Ground rent/air rights expense..                126                 473               599                599
                                         -----------------------------------------------------------------------------
Total expenses...........................             14,359              28,258            36,660             36,046
                                         -----------------------------------------------------------------------------
Equity in joint venture and
   unconsolidated subsidiaries...........                353                 134               461                193
                                         -----------------------------------------------------------------------------
Income (loss) before minority interest
   and extraordinary gain early
   extinguishment of debt................              4,354             (5,322)           (7,465)            (8,649)
Minority interest........................              (373)
                                         -----------------------------------------------------------------------------
Net income (loss) before extraordinary
   gain on early extinguishment of debt..              3,981             (5,322)           (7,465)            (8,649)
Extraordinary gain on early                               --               6,475                --                 --
   extinguishment of debt................
                                         -----------------------------------------------------------------------------
Net income (loss)........................             $3,981              $1,153          $(7,465)           $(8,649)
                                         =============================================================================
Net income per common share - basic and
   dilutive..............................              $0.24
                                         ======================
Weighted average number of common shares
   outstanding...........................         16,920,455
Effect of dilutive securities............                 --
                                         ----------------------
Weighted average number of dilutive
   shares outstanding....................         16,920,455
                                         ======================

(1) The Company operations include the results of the Operating Partnership (including the Management Company on the equity basis of accounting) from March 27, 1997 through December 31, 1997 and the property operations from October 16, 1997, the Offering date, through December 31, 1997. Tower Predecessor's, operations included the management companies' operations from January 1, 1997 through March 26, 1997, at which time the Company was formed, and the operations of the Tower Predecessor properties from January 1, 1997 through October 15, 1997.

The accompanying notes are an integral part of these financial statements.

                 CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES
                   IN SHAREHOLDERS' EQUITY AND OWNERS' DEFICIT
                    (dollars in thousands, except share data)

                                                           The  Company - Shareholders' Equity              Tower
                                                                     (Consolidated)                      Predecessor
                                                      ----------------------------------------------      (Combined)
                                                                       Additional    Dist. in Excess   ---------------
                                                         Common          Paid-in      Accumlated           Owners'
                                           Total         Shares          Capital        Earnings           Deficit
                                       -------------- --------------  -------------- ---------------    ---------------
Balance at December 31, 1994........... $         --             --              --              --      $   (51,169)
Net loss...............................           --             --              --              --           (8,649)
Contributions, net.....................           --             --              --              --            2,730
                                       -------------- --------------  -------------- ---------------    ---------------
Balance at December 31, 1995...........           --             --              --              --          (57,088)
Net loss...............................           --             --              --              --           (7,465)
Contributions, net.....................           --             --              --              --            2,683
                                       -------------- --------------  -------------- ---------------    ---------------
Balance at December 31, 1996...........           --             --              --              --          (61,870)
Net income 1/1/97 - 10/15/97...........           --             --              --              --            1,153
March 27, 1997, opening equity of the
   Company.............................            1             --               1              --               --
                                       -------------- --------------  -------------- ---------------    ---------------
Balance at October 16, 1997............            1             --               1              --          (60,717)
Acquisition of Tower Predecessor's
   Interest (including the issuance of
   1,949,455 common shares)............       11,073             --    $     11,073              --           60,717
Net proceeds from issuance of common
   shares (14,971,000 common shares)...      353,345   $        169         353,176              --               --
Distributions declared (.3536 per
   common share).......................      (5,983)             --              --   $      (5,983)              --
Net income.............................        3,981             --              --           3,981               --
                                       -------------- --------------  -------------- --------------- ------------------
Balance at December 31, 1997........... $    362,417   $        169    $    364,250   $      (2,002)              --
                                       ============== ==============  ============== =============== ==================

The accompanying notes are an integral part of these financial statements.

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                                                   Tower
                                                               The Company       Predecessor
                                                              (Consolidated)     (Combined)
                                                             ----------------  -------------
                                                                  March 27,      January 1,            Years Ended
                                                                1997 through    1997 through           December 31,
                                                                December 31,    October 15,   ---------------------------
                                                                    1997           1997          (1996)          (1995)
                                                             ----------------  ------------   -------------  ------------
Cash Flows from Operating Activities:
  Net income (loss)..........................................      $3,981          $1,153       $(7,465)       $(8,649)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization..........................       2,813           4,590         6,853          6,897
      Amortization of deferred financing costs...............          84             906           504            575
      Unbilled rental income.................................        (936)          1,012         1,205          3,084
      Equity income in joint venture and unconsolidated
        subsidiaries.........................................        (353)             --          (461)          (193)
      Gain on disposal of assets.............................          --              --           (39)           (30)
      Extraordinary gain of early extinguishment of debt.....          --          (6,475)           --             --
      Changes in assets and liabilities:
        Deferred Charges.....................................          --              --          (867)          (373)
        Receivables..........................................      (2,529)         (1,593)          345          2,673
        Escrowed cash........................................      (5,765)           (352)         (116)           268
        Other assets.........................................      (5,610)            907            42           (616)
        Deferred real estate taxes...........................          --             566            --            366
        Accounts payable and other liabilities...............       14,096             --         1,267             90
        Minority interest....................................          373             --            --             --
        Other liabilities and amounts due to/from affiliates           372          4,576          (317)         (2,330)
                                                             ----------------  ------------   -------------  ------------
Net cash provided by operating activities....................        6,526         5,290            951           1,762
                                                             ----------------  ------------   -------------  ------------
Cash Flows from Investing Activities:
  Additions to real estate............................              (1,103)       (3,362)        (2,659)           (967)
  Acquisition of real estate, joint venture and
    deferred charges..................................            (534,393)         (409)        (3,850)
  Contribution to Management Company..................                (400)           --           (317)         (2,503)
  Deposits on future acquisitions.....................              (3,937)           --             --              --
  Due from affiliated Company                                         (355)           --             --              --
  Proceeds from disposal of assets....................                                               39              30
                                                             ----------------  ------------   -------------  ------------
Net cash used in investing activities................            (540,188)       (3,771)        (6,787)         (3,440)
                                                             ----------------  ------------   -------------  ------------
Cash Flows from Financing Activities:
  Partner's contributions, net.......................                                 (6)         2,683           2,730
  Net proceeds from issuance of common shares........              353,345            --             --              --
  Escrow for Mortgage Interest.......................                 (608)           --             --              --
  Loan Origination Fees                                             (1,052)           --             --              --
  Proceeds from debt on real estate and other debt...              219,300        15,581          7,039             424
  Repayments of debt on real estate..................              (35,977)      (17,360)        (4,109)         (2,916)
                                                             ----------------  ------------   -------------  ------------
Net cash provided by (used in) financing activities.........       535,008        (1,785)         5,613             238
                                                             ----------------  ------------   -------------  ------------
Net increase (decrease) in cash and cash equivalents........         1,346          (266)          (223)         (1,440)
Cash and cash equivalents, beginning of periods.............             1         4,985          5,208           6,648
                                                             ----------------  ------------   -------------  ------------
Cash and cash equivalents, end of periods................... $       1,347     $   4,719      $   4,985      $    5,208
                                                             ================  ============   =============  ============
Supplemental Cash Flow Information:
  Cash paid for interest.................................... $       1,621     $   9,753      $  15,007      $   14,575
                                                             ================  ============   =============  ============

The accompanying notes are an integral part of these financial statements.

(1)  Organization and Basis of Presentation

     Tower Realty Trust, Inc.

     Tower Realty Trust, Inc. (collectively with its subsidiaries, the "Company") was organized in the state of Maryland on March 27, 1997. The Company intends to operate so as to qualify as a real estate investment trust ("REIT") for federal income tax purposes, commencing with its taxable year ending December 31, 1997. Upon consummation of the Company's initial public offering on October 16, 1997 (the "Offering"), the Company acquired a sole 1% general partner interest in Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and a 90.4% limited partner interest in the Operating Partnership.

     The Company has been formed to continue and expand the commercial real estate business of Tower Equities & Real Estate Corp. and its affiliates (collectively with its predecessor entities and affiliates, "Tower Equities"), including developing, acquiring, owning, renovating, managing, and leasing office properties in the Manhattan, Phoenix, Tucson, and Orlando markets. Upon consummation of the Offering and certain related transactions (collectively, the "Formation Transactions"), the Operating Partnership owned or had interests in 21 office properties. The Company also owns or has an option to acquire four parcels of land adjacent to four of the Properties (the "Development Parcels"), which can support 2.2 million of rentable square feet of development. On December 31, 1997, the Company purchased 810 Seventh Avenue for approximately $150.0 million, including closing costs. The properties are collectively referred to as the "Properties".

     On March 31, 1997 interests in certain partnerships, properties and limited liability companies were contributed to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership ("OP Units"). Certain of these interests are owned by the Operating Partnership after consummation of the Offering. Simultaneously with such contribution of interests, the Company issued $4.0 million of notes to certain investors advised by Morgan Stanley Asset Management, Inc. ("MSAM") which were collateralized by certain of the Properties. Upon completion of the Offering on October 16, 1997, the balance on borrowings under the notes of approximately $12.3 million was converted into shares of common stock of the Company.

     As of October 16, 1997, the Company consummated an initial public offering of 13,817,250 shares of Common Stock (including the exercise of the underwriters' over-allotment option of 1,802,250 shares), effected concurrent private placements (the "Concurrent Private Placements") of 1,153,845 shares of Common Stock and issued 1,949,360 shares of Common Stock in connection with the purchase of certain properties at a price of $26.00 per share and realized net proceeds therefrom of $353.35 million.

     Such net proceeds were contributed to the Operating Partnership in exchange, in part, for the Company's approximate 91.4% interest therein. The Operating Partnership used the proceeds received from the Company, the $107.0 million net cash proceeds from the Company's term loan facility (the "Term Loan"), borrowed concurrent with and subsequent to the Offering and approximately $12.3 million of proceeds received from Morgan Stanley Asset Management ("MSAM"), from the conversion of the Notes into common stock, as follows: (i) approximately $281.0 million for repayment of certain indebtedness (including associated prepayment penalties) relating to the Properties and the partnerships that own the Properties (the "Property Partnerships"); (ii) approximately $137.0 million to acquire certain equity, debt and fee interests in the Properties; (iii) approximately $3.1 million to pay for commitment fees and expenses relating to the Term Loan and the Company's $200.0 million unsecured line of credit (the "Line of Credit"); (iv) approximately $3.0 million to pay transfer taxes and other expenses associated with the acquisitions of the Properties; and (v) the remaining approximately $48.6 million for working capital.

     The Tower Equities management and leasing companies and Properties Atlantic, Inc. management and leasing company (which, prior to the Offering, was controlled and operated by Clifford Stein, Managing Director, Southeast Region of the Company) contributed an undivided 95% interest in the assets of such companies to the Operating Partnership which, in turn, recontributed such assets to Tower Equities Management, Inc. (the "Management Company") in exchange for
100% of the non-voting stock and 5% of the voting stock in the Management Company (which entitles the Company to receive 95% of the dividends of the Management Company).

     The Management Company and each of the members of Tower Equities that hold interests in seven retail properties that continue to be owned by Tower Equities after the consummation of the Offering (the "Excluded Properties") entered into management agreements with respect to each of the Excluded Properties. In consideration for the services to be provided under the management agreements, the Management Company will receive a property management fee and applicable construction fees and leasing commissions which will be determined by reference to existing market rates for similar transactions.

     Tower Predecessor

     The following entities comprising the Tower Predecessor were controlled and managed by Tower Equities and Real Estate Corp. and its affiliates (collectively with its predecessor entities and affiliates, "Tower Equities"), all of which are controlled by Lawrence H. Feldman, Chairman of the Board, Chief Executive Officer and President of the Company:

                                                      Lawrence H. Feldman's
                                                       Ownership Interest             Location
                                                    --------------------------  ---------------------
Tower 45                                                       6%                 New York City
120 Mineola Boulevard                                          5%                 Long Island, NY
Maitland Forum                                                15%                 Maitland, Fl
Maitland Center Parkway (3 properties)                        90%                 Maitland, Fl
5750 Major Boulevard (purchased in October 1996)               6%                 Orlando, Fl
Management Companies                                          90%                 New York City and
                                                                                  Maitland, Fl

     Lawrence H. Feldman owned a majority general partner interest in the partnerships owning these properties. Accordingly, the Tower Predecessor financial statements reflect, on a combined basis, 100% of the assets, liabilities and operations of these properties.

     Lawrence H. Feldman held a non-controlling interest in the partnerships that own the following properties listed in the following table. Lawrence H. Feldman was a general partner and an affiliate of DRA Advisors, Inc. ("DRA") which was the managing general partner in each partnership (the "DRA Joint Ventures"). The Tower Predecessor financial statements reflect the investments in the DRA Joint Ventures using the equity method of accounting. Upon consummation of the Offering, the Company purchased all of the partnership interests in the DRA Joint Ventures.

                                                  Lawrence H. Feldman's
                                                   Ownership Interest            Location
                                               --------------------------  ----------------------
286 Madison                                                3%                 New York City
290 Madison                                                3%                 New York City
292 Madison                                                3%                 New York City
Corporate Center Building (6 properties)                  20%                 Phoenix, AZ
5151 East Broadway                                         3%                 Tucson, AZ
One Orlando Center                                         3%                 Orlando, FL

     Lawrence H. Feldman also held a 3.8% non-controlling interest in a partnership controlling the 2800 North Central Avenue Property ("2800 North Central"). The Tower Predecessor financial statements reflect this investment using the equity method of accounting. The Company, upon consummation of the Offering, acquired this interest and the interests of Tower Equities (10% aggregate interest).

(2)  Summary of Significant Accounting Policies:

     Principles of Consolidation/Combination

     The accompanying consolidated financial statements of the Company reflect the accounts of the Operating Partnership and its wholly-owned subsidiaries and majority owned partnerships from March 27, 1997 to December 31, 1997 including the entities comprising the Tower Predecessor and the DRA Joint Ventures from the date of acquisition, October 16, 1997. All significant inter-company balances and transactions have been eliminated in consolidation.

     The Company's investments in non-controlled entities and the Company's investment in the Management Company are reflected using the equity method of accounting.

     The accompanying combined financial statements of Tower Predecessor have been presented on a combined historical cost basis because of common ownership and management, and because the assets and liabilities and operations of Tower Predecessor were the subject of a business combination with the Company and the Operating Partnership. All significant inter-company transactions have been eliminated in the combined financial statements.

     Basis of Presentation

     The Company operations include the result of the Operating Partnership (including the Management Company on the equity basis of accounting) from March 27, 1997 through December 31, 1997 and the Property operations from October 16, 1997, the date of the Offering, through December 31, 1997. Tower Predecessors' operations included the management companies operations from January 1, 1997 through March 26, 1997, at which time the Company was formed, and the operations of the Tower Predecessor Properties from January 1, 1997 through October 15, 1997.

     Real Estate

     Real estate and leasehold improvements are stated at cost less accumulated depreciation. Whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, the Company's and Tower Predecessor's policy is to assess any impairment in value by making a comparison of the current and projected cash flows of each property over its remaining useful life (undiscounted and without interest charges) to the carrying amount of each property. In cases where the Company and Tower Predecessor do not expect to recover its carrying costs, the Company and Tower Predecessor recognize an impairment loss to reflect the property at its estimated fair value. No such impairment losses have been recognized in these financial statements.

     Depreciation on buildings and improvements is provided under the straight-line method over an estimated useful life of 40 years. Depreciation on tenant improvements is provided over the lesser of the useful life or the terms of the related leases. Depreciation on furniture and fixtures is provided under the straight-line method over an estimated useful life of five to seven years.

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income (loss).

     Deferred Charges

     Deferred financing costs are recorded at cost and are being amortized using the interest method over the life of the related debt. Leasing commissions are deferred and amortized over the lesser of the useful life or the terms of the related leases.

     Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and short-term, highly liquid investments that have original maturities of 3 months or less when purchased. At December 31, 1997 and 1996, the Company and Tower Predecessor had on deposit with a major financial institution substantially all of its cash and cash equivalents, which balances at times exceeded insurable limits.

     Escrowed Cash

     Escrowed cash as of December 31, 1997 and 1996 are comprised of funds held for the payment of real estate taxes, mortgage interest and other. Of the total funds held in escrow, approximately $2.3 million are restricted by agreement.

     Deferred Real Estate Taxes

     Deferred real estate taxes represent a portion of real estate taxes accrued from 1988 through 1995 for the Tower 45 property which are payable to the taxing authority commencing on July 1, 1998 in payments of approximately $1.3 million per year. This liability has been reflected in the Company's balance sheet at its present value as of the date of the Offering.

     Revenue Recognition

     The  Company  and  Tower  Predecessor,   each  as  lessor,   have  retained
substantially all of the risks and benefits of the rental Properties and account for the leases as operating leases.

     Rental income is recognized ratably over the terms of the leases. Unbilled rental revenue (unbilled receivables) represents the excess rental income recognized on a straight-line basis over minimum rent payments received pursuant to the terms of individual lease agreements. The unbilled receivable related to base rental income amounted to $0.9 million and $15.2 million at December 31, 1997 and 1996, respectively, and is included in receivables.

     The Company's lease agreements with its tenants provide for tenants to pay their pro rata share of escalations (including real estate taxes and other operating expenses) in excess of base amounts, as defined. Total escalations included in rental income amounted to approximately $1.9 million for the Company in 1997, and $7.4 million and $8.9 million for Tower Predecessor in 1997 and 1996, respectively.

     Management fee income from third party or joint venture properties is recognized as earned under the terms of the related agreements. Construction fees are recognized ratably over each project's construction period and leasing fees are generally recognized upon tenant occupancy of the leased premises unless such fees are irrevocably due and payable upon lease execution, in which case recognition occurs on the lease execution date.

     Income Taxes

     The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its short taxable year ended December 31, 1997. As a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income.

     No provision for income taxes is included in the combined financial statements of Tower Predecessor since Tower Predecessor's statements combine the operations and balances of partnerships, which are not directly subject to income tax. The tax effect of its activities accrues to the individual partners and/or principals of the respective entity. The Management Company is a legal entity subject to federal income tax on its taxable income at regular corporate rates.

     Net Income Per Common Share - Basic and Dilutive

     The Company has adopted the provisions of Statement of Financial Accounting Standard No. 128 ("SFAS 128") "Earnings Per Share". Net income per common share has been computed by dividing net income applicable to common shareholders by the weighted average number of common shares outstanding (16,920,455 at December 31, 1997). For the period from the Offering through December 31, 1997, there were no dilutive securities. The Company has issued stock options at $26 per share. These options were antidilutive at December 31, 1997.

     The OP Units have been excluded from the diluted earnings per share calculation as there would be no effect on the amounts since the minority interests' share of income would also be added back to net income.

     Distributions

     The Company expects to make regular quarterly distributions. Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes due to the differences for federal tax purposes primarily in the estimated useful lives used to compute depreciation. Distributions declared in 1997 represent an approximate 84.53% return of capital for federal income tax purposes.

     On December 31, 1997, the Company declared a distribution payable in January 1998 equal to $.3536 per common share and OP Units outstanding at December 31, 1997. The common shares and OP Units outstanding at December 31, 1997, totaled 16,920,455 and 1,583,640, respectively.

     Minority Interest

     Minority interest in the Operating Partnership represents the limited partners' proportionate share of the equity in the Operating Partnership. Income is allocated to minority partners based on the weighted average percentage ownership of OP Units throughout the year.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates and assumptions are related to the recoverability and depreciable lives of real estate. Actual results could differ from those estimates.

     Recently Issued Accounting Standards

     During 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS 130") and No. 131 "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which are effective for fiscal years beginning after December 15, 1997.

     SFAS 130 specifies the presentation and disclosure requirements for reporting comprehensive income, which includes those items which have been formerly reported as a component of shareholders' equity. Management believes that when adopted SFAS 130 will not have a significant impact on the Company's financial statements.

     SFAS 131 establishes the disclosure requirements for reporting segment information. Management believes that when adopted, SFAS 131 will require the Company to report additional geographic information based on the Company's major geographic areas of focus.

     During 1998, the SFAS issued Statement of Financial Accounting Standard No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" ("SFAS 132"). This statement changes the current financial statement disclosure requirements related to pensions, settlements and curtailments of pensions and postretirement benefits other than pensions. The statement is effective for fiscal years beginning after December 15, 1997. Management believes that when adopted, SFAS 132 will not have a significant impact on the Company's financial statements.

     Reclassifications

     Certain prior year amounts have been reclassified to conform to the 1997 financial statement presentation.

(3)  Real Estate

     Real estate consisted of the following at December 31, 1997 and 1996 (in thousands):

                                                                      1997                  1996
                                                              ---------------------  --------------------
     Land...............................................            $140,030               $25,662
     Building and improvements..........................             462,842               143,838
     Tenant improvements................................              17,658                   119
     Furniture, fixtures, and equipment.................                  27                    --
                                                              ---------------------  --------------------
                          Total.........................             620,557               169,619
     Less:  Accumulated depreciation....................              (2,444)              (40,555)
                                                              ---------------------  --------------------
                                                                    $618,113              $129,064
                                                              =====================  ====================

(4)  Deferred Charges and Other Assets, Net

     Deferred charges and Other Assets consisted of the following at December 31, 1997 and 1996 (in thousands):

                                                                           1997                  1996
                                                                   ---------------------  --------------------
     Deferred leasing and tenant charges................                  $ 2,939              $ 17,018
     Deferred financing costs...........................                    4,301                 1,049
     Brokerage commissions..............................                    4,499                 7,330
     Less:  Accumulated amortization....................                     (244)              (13,761)
                                                                   ---------------------  --------------------
                                                                          $11,495               $11,636
                                                                   =====================  ====================

     Other assets consisted of the following at December 31, 1997 and 1996 (in thousands):

                                                                           1997                  1996
                                                                   ---------------------  --------------------
     Deposits on future acquisitions....................                  $ 3,937                    --
     Goodwill, net......................................                    2,990                    --
     Prepaid real estate tax and other prepaid expenses.                    5,610                    --
     Other..............................................                       --               $ 3,555
                                                                   ---------------------  --------------------
                                                                          $12,537               $ 3,555
                                                                   =====================  ====================

     Deposits on future acquisitions at December 31, 1997 consisted of amounts related to the acquisition of the Blue Cross Building in Arizona which occurred in January of 1998, and 90 Broad Street, which is currently under contract. Upon consummation of the acquisitions, these costs will be recorded as part of the costs of the properties (see Note 17).

     Goodwill relates to the Company's purchase of Properties Atlantic, Inc., a brokerage and leasing company, as part of the Formation Transactions and is being amortized over 5 years. The Company has assessed the recoverability of this goodwill based on the estimated undiscounted cash flows, and has determined that no impairment write-down is necessary.

(5)  Receivables, Net

     Receivables consisted of the following at December 31, 1997 and 1996 (in thousands):

                                                                      1997                  1996
                                                              ---------------------  --------------------
     Due from tenants...................................             $ 2,080              $  2,776
     Unbilled rent receivable...........................                 936                15,242
     Other miscellaneous receivables....................                 804                    --
                                                              ---------------------  --------------------
                     Total..............................             $ 3,820              $ 18,018
                                                              =====================  ====================

     Included within other miscellaneous receivables is an amount due from an affiliated Company of $.35 million.

(6)  Investment in Joint Venture and Unconsolidated Subsidiaries

     Included in Investments in joint venture and unconsolidated subsidiaries at December 31, 1997 are the Company's investments in 2800 North Central and the
Management Company. The Company accounts for its 95% investment in the Management Company and its 10% investment in 2800 North Central using the equity method of accounting, and thus reports its share of income and losses based on its ownership interest in the respective entities. Additionally, prior to the date of the Offering, the Company recorded its 18% investment in the DRA Joint Ventures using the equity method of accounting.

     At December 31, 1997 and 1996 these investments have the following carrying amounts (in thousands):

                                                                1997                  1996
                                                        ---------------------  --------------------
     Investment in TEMI.................................      $     400                    --
     Investment in 2800 North Central...................          2,011             $     764
     Investment in the DRA Joint Ventures...............             --                 4,552
                                                        ---------------------  --------------------
                             Total......................      $   2,411             $   5,316
                                                        =====================  ====================

(7)  Debt on Real Estate

     Debt on real estate consisted of the following at December 31, 1997 and 1996 (in thousands):

                                                                 1997                  1996
                                                         ---------------------  --------------------
     Term loan..........................................    $     107,000                    --
     Corporate Center...................................           21,000                    --
     Corporate Center...................................              990                    --
     810 Seventh Avenue.................................          100,000                    --
     Various mortgage debt..............................                            $   202,982
                                                         ---------------------  --------------------
                     Total Mortgage Debt Payable........    $     228,990           $   202,982
                                                         =====================  ====================

     The Operating Partnership has entered into a $107.0 million seven-year Term Loan with Merrill Lynch Credit Corporation and borrowed approximately $54.0 million under such facility at the closing of the Offering and an additional $53.0 million subsequent to the Offering but prior to December 31, 1997. Interest on the Term Loan was fixed at a rate equal to .9% in excess of seven-year United States Treasury Notes at the closing of the Offering or 6.82% as of December 31, 1997. Interest is due monthly. This debt is collateralized by the One Orlando and Tower 45 properties. Mortgage fees to obtain such Term Loan amounted to approximately $2.0 million, which are being amortized on a straight line basis which approximates the interest method over the term of the loan.

     The year end interest rate on the Corporate Center debt is 7.55% and 8.37%, related to the $21.0 million and $.990 million, respectively. Interest is due monthly and principal is due on January 1, 2006. This debt is collateralized by the Corporate Center properties.

     The mortgage debt on 810 Seventh Avenue is collateralized by the property. The interest rate is 6.72% as of December 31, 1997. This debt matures on June 30, 1998. The Company intends to refinance this debt prior to the maturity date. Mortgage fees to obtain such term loan amounted to approximately $1.2 million, which are being amortized on a straight line basis, which approximates the interest method, over the one-year term.

     The Company has entered into the $200.0 million unsecured Line of Credit with Merrill Lynch Capital Corporation. The Line of Credit may be used, among other things, to finance its acquisition of additional office properties, to refinance existing indebtedness and for general working capital requirements. No amounts were outstanding on the Line of Credit as of December 31, 1997. Commitment fees to obtain such line amounted to approximately $1.1 million, which are being amortized on a straight-line basis, which approximates the interest method, over the three-year term of the credit facility.

     In conjunction with the line of credit, the Company must maintain certain financial ratios:

          i. Total outstanding indebtedness must not exceed 55% of Total Value (as defined in the Line of Credit Agreement) during the first year of the facility and must not exceed 50% thereafter.

         ii.   Collateral  indebtedness  must not exceed 40% of Total  Value (as
               defined)   during  the  first  year  of  the   facility  and  35%
               thereafter;

        iii. Recourse Indebtedness cannot exceed 5% of Total Value (as defined).

         iv. Other financial covenants that must be met by the Company include interest expense to debt and fixed charges to debt ratios, amongst others.

     As of December 31, 1997, the Company has complied with the financial debt covenants.

     As a general policy, the Company intends to maintain a debt policy limiting the Company's total consolidated indebtedness plus its pro rata share of joint venture debt to 50% of the Company's total market capitalization. As of December 31, 1997 the debt to total market capitalization, including the Company's 10% interest in the debt of 2800 North Central, was 36%.

     Principal repayments of debt on real estate at December 31, 1997, are due approximately as follows (in thousands):

          Years ending December 31:
          ------------------------
          1998 ................................  $                 100,298
          1999 ................................                        319
          2000 ................................                        342
          2001 ................................                        366
          2002 ................................                        391
          Thereafter...........................                    127,274
                                                 ---------------------------
                                                 $                  228,990
                                                 ===========================

     The mortgage debt as of December 31, 1996 related to mortgage debt at interest rates ranging from 5.50% to 9.51%. This debt was collateralized by certain assets of Tower Predecessor and was primarily extinguished prior to or in conjunction with the Offering.

(8)  Accounts Payable and Other Liabilities

     Accounts payable and other liabilities consisted of the following at December 31, 1997 and 1996 (in thousands):

                                                     1997               1996
                                              -----------------  ---------------
          Accrued interest ...................  $        748      $    6,022
          Accounts payable....................         4,498           3,336
          Advanced rent and deposits .........           836           2,322
          Deferred income.....................         1,412           1,187
                                              -----------------  ---------------
                                                 $     7,494       $  12,867
                                              =================  ===============

     Included within accounts payable is $.37 million due to an affiliated Company.

(9)  Leasing Activities and Concentration of Credit and Market Risk

     The future minimum lease payments to be received by the Company as of December 31, 1997, under non-cancelable operating leases, which expire on various dates through 2011, are as follows:

          Years ending December 31:
          ------------------------
          1998 .............................    $       80,388
          1999 .............................            78,116
          2000 .............................            69,705
          2001 .............................            61,476
          2002 .............................            52,622
          Thereafter........................           139,183
                                              ---------------------
                                                $       481,490
                                              ======================

     The geographic concentration of the future minimum lease payments to be received is detailed as follows:

         Location                                        Amount
         --------                                ----------------------

         New York, New York....................     $      349,811
         Phoenix/Tucson, Arizona...............             51,512
         Orlando, Florida......................             80,167
                                                 ----------------------
                                                    $      481,490
                                                 ======================

     Of the Company's total future minimum lease payments as of December 31, 1997, approximately 73% will be derived from New York properties. Approximately 61% of the Company's rental income for the period October 16, 1997 through December 31, 1997 was generated from the New York Properties.

     No one tenant represents more than 5% of the Company's future minimum rentals.

(10) Supplemental Disclosure of Non-cash Investing and Financing Activities

     In connection with the Formation Transactions the Company entered into the following non-cash investing and financing activities:

                                                                            Amount
                                                                     ------------------

     Mortgage debt assumed.........................................    $      56,624
     OP units and restricted stock issued for acquisitions of the
       Tower Predecessor properties and the DRA Joint Venture
       properties .................................................    $      40,954
     OP units issued for the purchase of Properties Atlantic, Inc..    $       3,120
     OP units issued for a portion of the Company's 10% interest
       in 2800 North Central.......................................    $       1,173
     Assumption of deferred real estate tax liability related to
       Tower 45....................................................    $       9,758
     Conversion of MSAM debt to restricted stock...................    $      12,299

     In addition to the above non-cash activities related to the formation transactions, during 1997, the Company declared a dividend of approximately $6,543,000 which was paid on January 15, 1998.

(11) Related Party Transactions

     Under the terms of various management agreements, the Company and Tower Predecessor receive cost reimbursements and property management, leasing and tenant service fees from certain affiliates in which Tower Equities have ownership interests. Cost reimbursements are comprised primarily of salary and employee benefit recoveries and reimbursements of certain administrative costs. Fees and cost reimbursements derived from these agreements totaled approximately $0.2 million and $2.2 million for the period from January 1, 1997 through October 15, 1997 and for the year ended December 31, 1996, respectively.


(12) Shareholders' Equity

     Preferred Stock

     The Board of Directors is authorized to provide for the issuance of 50,000,000 preferred shares in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences, and rights of each such series and the qualifications, limitations or restrictions thereof. As of December 31, 1997 no preferred shares were issued.

     Partnership Operating Units

     The outstanding OP Units are redeemable at the option of the holder for a like number of common shares, or at the option of the Company, the cash equivalent thereof. Total OP Units outstanding at December 31, 1997, were 1,583,640.

     Share-Based Compensation Plans

     The Company has two fixed option plans which reserve shares of Common Stock for issuance to executives, key employees, and directors.

     During 1997 the Company adopted the disclosure-only provision of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, no compensation cost has been recognized for the options described above because the exercise price of the options equaled the fair market value on the date of the grant. Had the compensation cost for these options been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net income and net income per common share for 1997 would have been reduced to the following pro forma amounts:

                                                                                  Net Income per
                                                                  Net Income       Common Share
                                                               ---------------  ------------------
     Period from March 27, 1997 through December 31, 1997....       $3,796             $0.22

     The fair value of each share option granted is estimated on the date of grant using the Black- Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 6.4%; different risk-free interest rate of 5.94%, options with expected lives of 4 years; and volatility of 15.0% for all grants.

     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. The Company anticipates making awards in the future under its share-based compensation plans.

     A summary of the status of the Company's share options as of December 31, 1997, and the changes during the period ended on December 31, 1997 is presented below:

                                                                                1997
                                                             --------------------------------------------
                                                                 # Shares of          Weighted Average
                                                              Underlying Options       Exercise Price
                                                             ---------------------  ---------------------
                 Outstanding at beginning of the year........               --                 --
                 Granted.....................................          975,000                $26
                 Exercised...................................               --                 --
                 Forfeited...................................               --                 --
                 Expired.....................................               --                 --
                                                              --------------------  ---------------------
                 Outstanding at end of year..................          975,000                $26
                                                              ====================  =====================
                 Weighted-average fair value of options
                 granted during the year.....................                                 2.27

     1997 Plan

     The 1997 plan provides for the granting of stock options, restricted stock and performance shares and incentive awards from time to time with respect to up to a number of shares of Common Stock equal to 9.5% of the total number of issued and outstanding shares of Common Stock (on a fully diluted basis the exchange of all OP Units for shares of Common Stock) to executive or other key employees of the Company. Stock options may be granted in the form of "incentive stock options" or non-statutory stock options, and are exercisable for up to 10 years following the date of the grant. The exercise price of each option must be equal to or greater than the fair value of the Common Stock on the grant date. These options vest in three annual instalments beginning on the first anniversary of the date of grant.

     Directors' Plan

     A maximum of 200,000 shares of Common Stock will be issuable under the Directors' Plan to non-employee directors. The Directors' Plan will provide for the grant of options to purchase Common Stock.

     The Directors' Plan provides that each eligible director who is a member of the Board of Directors as of the date that the registration statement relating to the Offering is declared effective by the Securities and Exchange Commission (the "Commission") will be awarded nonqualified options to purchase 20,000 shares of Common Stock on the closing date of the Offering (each such director, a "Founding Director"). Each eligible director who is not a Founding Director (a "Non-Founding Director") will receive non-qualified options to purchase 20,000 shares of Common Stock on the date of the commencement of the term of office of such Non-Founding Director. The options granted Founding Directors upon effectiveness of the registration statement relating to the Offering will have an exercise price equal to the initial public offering price and will vest in three annual instalments beginning on the first anniversary of the date of grant, subject to the Director's continuous service through such vesting date. The exercise price of options under future grants will be 100% of the fair market value of the Common Stock on the date of grant. Upon termination of service as a director, options which have not vested will be forfeited and vested options may be exercised until they expire.

     As of December 31, 1997, there were 975,000 options outstanding with a weighted-average remaining contractual life of 9.7 years and a weighted-average exercise price of $26. None of these options were exercisable as of December 31, 1997.

(13) Commitments and contingencies

     Legal Matters

     As a result of its acquisition of the Properties, the Company is party to and has become a successor party-in-interest to certain legal proceedings arising in the ordinary course of the business. The Company believes it has adequate insurance and does not expect that these proceedings, in the aggregate, will have a material adverse effect on the financial position, operating results, or cash flows of the Company.

     Air Rights and Ground Leases

     On November 30, 1980 Tower Predecessor entered into an air rights lease agreement with the Village of Mineola which expires in May 2012, subject to the Company's right to extend the term pursuant to two 30-year renewal options. The lease provides for a current annual lease payment of $33,000, increasing to $46,500 in 2001.

     On November 30, 1986, Tower Predecessor entered into an agreement to lease for 250 years the air and corresponding development rights adjacent to one of the properties. The Operating Partnership has an option that is exercisable from November 1, 1996 through October 31, 2001 to acquire the lessor's site for a price, as of July 31, 1997, of $11 million. This price increases through the expiration of the option on October 31, 2001, at a rate of 50% of the percentage increase in the consumer price index as defined in the lease (approximately $13 million as of July 31, 1997). Upon the Company's exercise of this option, its obligation to pay rent under the air rights lease would automatically be eliminated.

     Year 2000

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things a temporary inability to process transactions, send invoices, or engage in similar normal business activity.

     The Company is currently in the process of completing its assessment of the impact of the year 2000 on its computer systems and property operations. Based on the results of their preliminary assessment, the Company does not believe that the year 2000 will have a material impact on the results of operations, cash flows or financial position of the Company.

     Environmental Matters

     The Company is not aware of any environmental issues at any of its properties. The Company believes it has sufficient insurance coverage at each of its properties.

     Other

     The Company is obligated, in accordance with its lease provisions, to provide certain tenants with tenant improvements.

(14) Savings Plan

     Effective January 1, 1994, Tower Predecessor adopted a 401(k) Savings Plan (the "Plan") for its employees. Under the Plan, as amended, employees, age 21 and older, are eligible to participate in the Plan immediately upon employment.

     Base  salary  and  wages  are  eligible  for   contribution  to  the  Plan.
Participants may make salary deferral contributions from 1% to 15% per payroll period.

     The Plan provides that matching employer contributions are to be determined at the discretion of Tower Predecessor. Pursuant to the Offering, the Plan was transferred to the Company. There were no discretionary matching contributions for the years ended December 31, 1997, 1996 and 1995.

     Participants are immediately vested in their pre-tax contributions, and are
vested  in  the  Company's  and  Tower  Predecessor's   discretionary   matching
contributions after two years of service.

(15) Fair Value of Financial Instruments

     The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The Company determines the fair value based on the discounted future cash flows at a discount rate that approximates the Company's effective current borrowing rate. Except for the items noted below, the fair value of the Company's financial instruments is not significantly different than their carrying values at December 31, 1997.

                                    December 31, 1997       December 31, 1997
                                        Fair Value            Carrying Value
                                  ---------------------   ----------------------
                                                  (in thousands)
Term loan......................          $107,977                  $107,000

(16) Pro Forma Financial Information (Unaudited)

     Due to the impact of the Offering, related formation transactions, and the 22 properties acquired in conjunction with and subsequent to the Offering, the historical results of operations are not indicative of future results of operations. The following Pro Forma Condensed Statements of Income for the years ended December 31, 1997 and 1996 are presented as if the Offering and related formation transactions and property acquisitions had occurred at January 1, 1997 and January 1, 1996. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at January 1, 1997 and January 1, 1996, or to project results for any future periods.

                                                           Years Ended December 31,
                                               -------------------------------------------------
                                                        1997                    1996
                                               -------------------------------------------------
                                                  (in thousands, except for per share data)
Total revenues.................................    $   94,107            $    89,401
Net income.....................................    $   17,984            $    16,060
Net income per common share - basic and
dilutive.......................................    $     1.06            $      0.95

(17) Subsequent Events

     On January 15, 1998, the Company completed its acquisition of a building in Arizona for a purchase price of $16.9 million. The Company funded this purchase through a drawdown on its Line of Credit. In addition, the Company entered into an agreement to purchase a Manhattan building for approximately $34.0 million.

     In addition, the Company drew down an additional $4.5 million on the Line of Credit to pay closing costs on its acquisition of 810 Seventh Avenue.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Financial Statements of Metropolitan Partners

The following pro forma combined financial statements of Metropolitan Partners give effect to the proposed merger of Tower and Metropolitan Partners using the purchase method of accounting. The pro forma combined financial statements are based on the historical consolidated financial statements and the notes thereto of Tower, which are included elsewhere herein. The pro forma adjustments are preliminary and based on Reckson management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted (see Note 1 to the pro forma combined financial statements of Metropolitan Partners).

The pro forma combined balance sheet of Metropolitan Partners assumes that the merger took place on September 30, 1998. The pro forma statements of operations of Metropolitan Partners for the nine months ended September 30, 1998 and for the year ended December 31, 1997 assume that the merger took place as of January 1, 1997 and the effect thereof was carried forward through the nine month period ended September 30, 1998.

The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had Metropolitan Partners and Tower been a combined company during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Tower, including the notes thereto, included elsewhere herein.

                           Metropolitan Partners LLC
                  Pro Forma Condensed Combining Balance Sheet
                            As of September 30, 1998
                                  (Unaudited)
                             (Dollars in thousands)

                                                          Metropolitan Partners
                                          Tower                Pro Forma              Metropolitan Partners
                                        Pro Forma            Adjustments(2)                Pro Forma
                                      ---------------   -------------------------   -------------------------
Assets:
    Real estate, net                   $  672,657           $   76,444(a)               $    749,101
    Cash and cash equivalents               5,675                   --                         5,675
    Tenant receivables                      8,767               (6,181)(a)                     2,586
    Escrowed funds                          7,307                   --                         7,307
    Other assets                            6,143               (2,659)(a)                     3,484
    Investments in real
       estate joint ventures                2,968                  732(a)                      3,700
    Deferred charges, net                  13,798               (8,570)(a)(c)                  5,228
                                       ----------           ----------                   -----------
    Total Assets                       $  717,315           $   59,766                   $   777,081
                                       ==========           ==========                   ===========

Liabilities and Stockholders'
    Equity:
    Mortgage notes payable              $ 188,760           $  158,798(b)                $   347,558
    Credit facility                        62,400              (62,400)(b)                        --
    Accrued expenses and other             28,517                   --                        28,517
      liabilities
    Deferred real estate taxes              9,713                3,204(a)                     12,917
    Affiliate payables                        309                   --                           309
                                        ---------           ----------                   -----------
    Total Liabilities                     289,699               99,602                       389,301
                                        ---------           ----------                   -----------

Limited partners' interest in the
  operating partnership                    35,020              (35,019)(b)(d)                      1
                                        ---------           ----------                   -----------

Equity:
    Stockholders' equity                  392,596             (392,596)(b)(d)                     --
    Common equity - Reckson                    --              302,779(b)                    302,779
    Preferred equity - Crescent                --               85,000(b)                     85,000
                                        ---------           ----------                   -----------
    Total Equity                          392,596                (4,817)                     387,779
                                        ---------           -----------                  -----------
    Total Liabilities and
       Equity                           $ 717,315           $    59,766                  $   777,081
                                        =========           ===========                  ===========

           See accompanying notes to pro forma financial statements.

                           Metropolitan Partners LLC
             Pro Forma Condensed Combining Statement of Operations
                    for Nine Months Ended September 30, 1998
                                  (Unaudited)
                             (Dollars in thousands)

                                                          Metropolitan Partners
                                          Tower                Pro Forma              Metropolitan Partners
                                        Pro Forma            Adjustments(3)                Pro Forma
                                      ---------------   -------------------------   -------------------------
Revenues:
   Rental income                        $   85,029             $        --                $   85,029
   Other                                       752                      --                       752
                                        ----------             -----------                ----------
   Total Revenue                            85,781                      --                    85,781
                                        ----------             -----------                ----------

Expenses:
 Operating Expenses:
   Property operating                       20,391                      --                    20,391
     expenses                               11,226                      --                    11,226
   Real estate taxes
   Ground rents and air
     rights                                    512                      --                       512
   Marketing, general
     and administrative                      6,601                     375                     6,976
   Sale of the company                       3,865                  (3,865)                       --
   Severance and other
     compensation costs                      2,454                  (2,454)                       --
                                        ----------             -----------                ----------
   Total Operating
     Expenses                               45,049                  (5,944)                   39,105
                                        ----------             -----------                ----------

   Interest                                 15,138                   5,043                    20,181
   Depreciation and amortization            13,439                   2,479                    15,918
                                        ----------             -----------                ----------
   Total Expenses                           73,626                   1,578                    75,204
                                        ----------             -----------                ----------

   Operating Income                         12,155                  (1,578)                   10,577
   Equity in earnings of service
     companies                                 557                      --                       557
                                        ----------             -----------                ----------

   Net income before preferred
     distributions                          12,712                  (1,578)                   11,134
                                        ----------             -----------                ----------

   Preferred distribution                       --                  (4,781)                   (4,781)
                                        ----------             -----------                ----------
   Net income available to common
     members                            $  12,712              $    (6,359)               $    6,353
                                        =========              ===========                ==========

           See accompanying notes to pro forma financial statements.

                           Metropolitan Partners LLC
             Pro Forma Condensed Combining Statement of Operations
                          Year Ended December 31, 1997
                                  (Unaudited)
                             (Dollars in thousands)

                                                          Metropolitan Partners
                                          Tower                Pro Forma              Metropolitan Partners
                                        Pro Forma            Adjustments(3)                Pro Forma
                                      ---------------   -------------------------   -------------------------
Revenues:
   Rental income                        $  101,613             $        --                $   101,613
   Other                                     1,693                      --                      1,693
                                        ----------             -----------                -----------
     Total Revenue                         103,306                      --                    103,306
                                        ----------             -----------                -----------

Expenses:
   Operating Expenses:
     Property operating
      expenses                              26,861                      --                     26,861
     Real estate taxes                      14,643                      --                     14,643
     Ground rents and air
       rights                                  599                      --                        599
     Marketing, general
       and administrative                    5,036                     500                      5,536
                                        ----------             -----------                -----------
       Total Operating Expenses             47,139                     500                     47,639
                                        ----------             -----------                -----------

   Interest                                 19,514                   7,393                     26,907
   Depreciation and amortization            16,676                   4,549                     21,225
                                        ----------             -----------                -----------
     Total Expenses                         83,329                  12,442                     95,771
                                        ----------             -----------                -----------

   Operating Income                         19,977                 (12,442)                     7,535

   Equity in earnings of service
     companies                                 370                      --                        370
                                        ----------              ----------                -----------

   Net income before preferred
     distributions                          20,347                 (12,442)                     7,905
                                        ----------              ----------                -----------

   Preferred distribution                       --                  (6,375)                    (6,375)
                                        ----------              ----------                -----------
   Net income available to common
     members                            $   20,347              $  (18,817)               $     1,530
                                        ==========              ==========                ===========

           See accompanying notes to pro forma financial statements.

           Notes to Unaudited Pro Forma Combined Financial Statements

Note 1.  Basis of Presentation

Metropolitan Partners LLC is a subsidiary of Reckson Associates Realty Corp., in which Reckson owns all of the common membership interest. Metropolitan Partners will account for the merger as a purchase and accordingly will allocate the purchase price to the assets and liabilities acquired based on their relative fair values.

The pro forma combined balance sheet assumes that the merger took place September 30, 1998 and includes Tower's unaudited September 30, 1998 pro forma balance sheet. The pro forma combined statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 assume that the merger took place as of the beginning of the periods presented and include Tower's pro forma unaudited statement of operations for the nine months ended September 30, 1998 and Tower's unaudited pro forma statement of operations for the year ended December 31, 1997.

The pro forma adjustments are preliminary and based on Reckson management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma combined financial statements. A change affecting the value assigned to the long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

Note 2.  Metropolitan Partners Balance Sheet Pro Forma Adjustments

a. Adjustment to reflect the components of the purchase price. Under the terms of the transaction, Metropolitan Partners will effectively pay for each share of Tower common stock and each Tower OP unit: (i) $5.75 in cash and
     (ii) 0.6273 of a share of Reckson class B common stock. The value of the Reckson class B common stock issued, which is convertible on a one-for-one basis into Reckson common stock, subject to adjustment, is assumed for purposes of this presentation to be $25.89 which equals the sum of (i) $23.31, which was Reckson common stock's closing price on the day immediately preceding the date of the Merger Agreement and (ii) the value of the excess of the dividend assumed to be paid to the holders of the Reckson class B common stock over the dividend assumed to be paid to holders of Reckson common stock during the 4.5 year period the shares of Reckson class B common stock are assumed to be outstanding. The actual value or trading price of the Reckson class B common stock may be greater or less than or equal to the value used for purposes of this presentation. Adjustment also reflects the allocation of the excess of the purchase price over the assets acquired less liabilities assumed to long-term assets based on their relative fair values.

The following table summarizes the calculation of the excess of the purchase price over the assets acquired less liabilities assumed:

                             (Dollars in thousands)

Merger consideration                             $   409,977
Transaction costs (including the write-off
    of certain intangible assets)                     55,315
                                                 -----------

Total purchase price                                 465,292

Assets acquired less liabilities assumed             388,116
                                                 -----------
Excess purchase price to be
    allocated to assets                          $    77,176
                                                 -----------

The following table is a summary of the amounts allocated to the long-term assets, the allocation of the excess purchase price over the assets acquired less liabilities assumed and the fair values of the assets acquired:

                             (Dollars in thousands)

                                Historical            Excess          Fair
                                   Cost           Purchase Price      Value
                                -------------   -----------------  -----------

Real estate                    $  672,657         $    76,444       $  749,101
Investment in joint ventures        2,968                 732            3,700
                               ----------         -----------       ----------
                               $  675,625         $    77,176       $  752,801
                               ==========         ===========       ==========

b. Adjustment reflects the anticipated funding of the purchase price. Metropolitan Partners expects to fund its obligations in connection with the merger through a combination of assumed debt and newly incurred debt and with an $85 million preferred investment by Crescent Real Estate Equities Company. The Adjustment is based on Metropolitan Partners assuming $128.8 million of existing secured debt bearing a weighted average interest rate of 6.95% and incurring $218.8 million of new secured financing bearing an interest rate of 8.0%. The Adjustment assumes that Metropolitan Partners uses a portion of these proceeds to retire approximately $100 million of Tower's existing secured debt bearing a weighted average interest rate of 6.72% and $62.4 million of existing unsecured debt bearing a weighted average interest rate of 7.3%.

c. Adjustment reflects the payment of costs related to obtaining the acquisition financing of $2.2 million, net of approximately $2.3 million of financing costs written-off in connection with the retirement of certain indebtedness, as described above.

d. Adjustment reflects the elimination of Tower stockholders' equity and the limited partners' interest in the Tower operating partnership.

Note 3.  Metropolitan Partners Statement of Operations Pro Forma Adjustments

Reflects the increase in depreciation expense related to the step-up in accounting book basis of real estate as a result of the purchase of Tower by Metropolitan Partners and the additional interest expense related to the acquisition financing obtained by Metropolitan Partners. Adjustment also reflects the addback of certain costs related to the sale of Tower and severance costs that are of a non-recurring nature and that Metropolitan Partners would not incur on an ongoing basis for the nine months ended September 30, 1998 only and additional costs related to hiring a managing director and other executive personnel of Metropolitan Partners.

The following table summarizes the calculation of pro forma depreciation expense for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998:

                             (Dollars in thousands)

Pro forma real estate           $   749,101
Allocation to buildings                 85%
                                -----------

Total allocated to buildings        636,736
Depreciable life                         30
                                -----------

Pro forma depreciation expense
 (twelve months)                $    21,225
                                ===========

Proration for nine months       $    15,918
                                ===========

The following table summarizes the calculation of pro forma interest expense for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998:

                             (Dollars in thousands)

                                   Amount            Rate        Interest
                              ----------------   ----------  ----------------
Debt assumed                    $  128,760          6.95%       $   8,947
Acquisition Financing              218,798          8.00%       $  17,503
                                ----------                      ---------
                                $  347,558                      $  26,450

Amortization of deferred
 financing costs                                                      457
                                                                ---------
Pro forma interest expense
 (twelve months)                                                $  26,907
                                                                =========

Proration for nine months                                       $  20,181
                                                                =========

Note 4.  Preferred Equity

Crescent has agreed to make an $85 million preferred investment in Metropolitan Partners, $10 million of which has already been funded. The proceeds of Crescent's investment were used to partially fund Metropolitan Partners' $40 million investment in Tower at the execution of the Merger Agreement and the balance of Metropolitan Partners' investment will be used to fund, in part, Metropolitan Partners' cash requirements in connection with the consummation of its merger with Tower. Crescent's preferred equity earns a 7.5% distribution and is redeemable for cash at Metropolitan Partners' option during the first two years with a payment sufficient to provide Crescent with a 9.5% internal rate of return. After year two the preferred equity must convert into either shares of Reckson common stock at $24.61 per share or a common equity interest in Metropolitan Partners based on the ratio of Crescent's investment in Metropolitan Partners to the total investment in Metropolitan Partners.

Unaudited Pro Forma Combined Financial Statements of Reckson - Assuming Reckson Stockholders Approve Share Issuance Proposal

The following pro forma combined financial statements of Reckson give effect to the proposed merger of Tower into Metropolitan Partners and Reckson's investment in Metropolitan Partners assuming Reckson stockholders approve the share issuance proposal. Metropolitan Partners is a subsidiary of Reckson.

The pro forma combined financial statements are based on the historical consolidated financial statements and the notes thereto of Reckson. The pro forma adjustments are preliminary and based on Reckson management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The pro forma combined balance sheet of Reckson assumes that the merger of Tower into Metropolitan Partners and Reckson's investment in Metropolitan Partners took place on September 30, 1998. The pro forma statements of operations of Reckson for the nine months ended September 30, 1998 and for the year ended December 31, 1997 assume that the merger and investment occurred as of January 1, 1997 and the effect thereof was carried forward through the nine month period ended September 30, 1998.

The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had Metropolitan Partners and Tower been a combined company and Reckson had made an investment in Metropolitan Partners during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Reckson, including the notes thereto.

                         Reckson Associates Realty Corp.
                   Pro Forma Condensed Combining Balance Sheet
          Assuming Reckson Stockholders Approve Share Issuance Proposal
                            As of September 30, 1998
                                   (Unaudited)
                             (Dollars in thousands)

                                       September 30,  1998
                                           Historical            Pro Forma       Metropolitan     Elimination     September 30, 1998
                                           (Unaudited)        Adjustments(2)   Partners LLC(3)   Adjustments(4)       Pro Forma
                                       --------------------   --------------   ---------------   --------------   ------------------
Assets:
  Real estate, net                      $   1,554,632           $     --         $   749,101      $      --         $   2,303,733
  Cash and cash equivalents                     3,529                 --               5,675             --                 9,204
  Tenant receivables                            4,725                 --               2,586             --                 7,311
  Affiliate receivables                        48,536                 --                  --             --                48,536
  Deferred rent receivable                     21,923                 --                  --             --                21,923
  Investment in mortgage
    notes and note receivable                  93,045                 --                  --             --                93,045
  Investment in Metropolitan
    Partners                                       --            302,779                  --       (302,779)                   --
  Contract and land
    deposits and other
    pre-acquisition costs                       1,208                 --                  --             --                 1,208
  Prepaid expenses and
    other assets                                8,717                 --                  --             --                 8,717
  Investments in real
    estate joint ventures                      15,169                 --               3,700             --                18,869
  Deferred lease and loan
    costs, net                                 21,333                 --               5,228             --                26,561
  Other assets                                     --                 --              10,791             --                10,791
                                       --------------------   --------------   ---------------   --------------   -----------------
       Total Assets                     $   1,772,817           $302,779         $   777,081      $(302,779)        $   2,549,898
                                       ====================   ==============   ===============   ==============   =================

Liabilities and Stockholders' Equity:
  Mortgage notes payable                $     239,989          $      --         $   347,558      $      --         $     587,547
  Senior unsecured notes                      150,000                 --                  --             --               150,000
  Credit facility                             443,250                 --                  --             --               443,250
  Accrued expenses and
    other liabilities                          36,342                 --              28,517             --                64,859
  Affiliate payables                            1,214                 --                 309             --                 1,523
  Deferred real estate
    taxes                                          --                 --              12,917             --                12,917
  Dividends and
    distributions payable                      19,636                 --                  --             --                19,636
                                       --------------------   --------------   ---------------   --------------   -----------------
       Total Liabilities                      890,431                 --             389,301             --             1,279,732
                                       --------------------   --------------   ---------------   --------------   -----------------

  Minority interest in
    consolidated partnership                   35,851                 --              85,001             (1)              120,851
                                       --------------------   --------------   ---------------   --------------   -----------------
  Limited partners' interest
    in operating partnership                  138,377             11,623                  --             --               150,000
                                       --------------------   --------------   ---------------   --------------   -----------------
                                              174,228             11,623              85,001             (1)              270,851

Stockholders' Equity:
  Preferred stock                                  92                 --                  --             --                    92
  Common stock                                    401                 --                  --             --                   401
  Reckson class B common stock                     --                117                  --             --                   117
  Additional paid-in capital                  707,665            291,039             302,779       (302,778)              998,705
                                       --------------------   --------------   ---------------   --------------   -----------------
       Total Stockholders' Equity             708,158            291,156             302,779       (302,778)              999,315
                                       --------------------   --------------   ---------------   --------------   -----------------
       Total Liabilities and
         Stockholders' Equity           $   1,772,817          $ 302,779          $   777,081     $(302,779)        $   2,549,898
                                       ====================   ==============   ===============   ==============   =================

            See accompanying notes to pro forma financial statements.

                         Reckson Associates Realty Corp.
              Pro Forma Condensed Combining Statement of Operations
          Assuming Reckson Stockholders Approve Share Issuance Proposal
                      Nine Months Ended September 30, 1998
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)

                                     Historical        Pro Forma       Metropolitan       Elimination    September 30, 1998
                                    (Unaudited)       Adjustments      Partners LLC(5)    Adjustments         Pro Forma
                                 ------------------ ---------------  ------------------ --------------- ---------------------
Revenues:
  Base rents                      $   162,846         $      --        $    85,029        $      --       $      247,875
  Tenants escalations
    and reimbursements                 20,776                --                 --               --               20,776
  Equity in earnings of
    real estate joint ventures            578                --                 --               --                  578
  Equity in earnings of
    service companies                     623                --                557               --                1,180
  Interest income on mortgage
    notes and notes receivable          5,536                --                 --               --                5,536
  Other                                 2,624                --                752               --                3,376
                                 ------------------ ---------------  ------------------ --------------- ---------------------
      Total Revenues                  192,983                --             86,338               --              279,321
                                 ================== ===============  ================== =============== =====================

Expenses:
  Operating Expenses:
    Property operating expenses        35,506                --             20,391               --               55,897
    Real estate taxes                  25,626                --             11,226               --               36,852
    Ground rents                        1,279                --                512               --                1,791
    Marketing, general
      and administrative               11,170                --              6,976               --               18,146
                                 ------------------ ---------------  ------------------ --------------- ---------------------
Total Operating Expenses               73,581                --             39,105               --              112,686
                                 ================== ===============  ================== =============== =====================

  Interest                             34,537                --             20,181               --               54,718
  Depreciation and
    amortization                       38,098                --             15,918               --               54,016
                                 ------------------ ---------------  ------------------ --------------- ---------------------
      Total Expenses                  146,216                               75,204               --              221,420
                                 ------------------ ---------------  ------------------ --------------- ---------------------

  Income before minority
    interest and extraordinary
    items                             46,767                 --             11,134               --               57,901

  Minority partners' interest
    in consolidated                   (1,882)                --             (4,781)              --               (6,663)
    partnership (income)
  Preferred distribution              (9,202)                --                 --               --               (9,202)
                                 ------------------ ---------------  ------------------ --------------- ---------------------
  Income before limited
    partners' minority interest in
    operating partnership income
    and extraordinary items       $    35,683         $      --        $     6,353        $      --       $       42,036
                                 ================== ===============  ================== =============== =====================

Limited partners' minority interests in operating partnership income                                                (4,884)
                                                                                                        =====================
Income before extraordinary item                                                                          $         37,152
                                                                                                        =====================
Basic income per share of common stock before extraordinary item                                          $           0.63
                                                                                                        =====================
Basic weighted average number of shares of common stock outstanding                                                 39,284
                                                                                                        =====================
Diluted income per share of common stock before extraordinary item                                        $           0.62
                                                                                                        =====================
Diluted weighted average number of shares of common stock outstanding                                               39,833
                                                                                                        =====================
Basic income per share of class B common stock before extraordinary item                                  $           1.05
                                                                                                        =====================
Basic weighted average number of shares of class B common stock outstanding                                         11,695
                                                                                                        =====================
Diluted income per share of class B common stock before extraordinary item                                $           0.71
                                                                                                        =====================
Diluted weighted average number of shares of class B common stock outstanding                                       11,695
                                                                                                        =====================

           See accompanying notes to pro forma financial statements.

                         Reckson Associates Realty Corp.
              Pro Forma Condensed Combining Statement of Operations
          Assuming Reckson Stockholders Approve Share Issuance Proposal
                          Year Ended December 31, 1997
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)

                                      Historical       Pro Forma       Metropolitan         Elimination      December 31, 1997
                                     (Unaudited)      Adjustments      Partners LLC(8)      Adjustments           Pro Forma
                                   ===============  ===============  ===================  ===============  =====================
Revenues:
  Base rents                        $     128,778      $       --       $      101,613      $       --        $       230,391
  Tenants escalations
    and reimbursements                     14,981              --                   --              --                 14,981
  Equity in earnings of
    real estate joint ventures                459              --                   --              --                    459
  Equity in earnings of
    service companies                          55              --                  370              --                    425
  Interest income on mortgage
    notes and notes receivable              5,437              --                   --              --                  5,437
  Other                                     3,685              --                1,693              --                  5,378
                                   ---------------  ---------------  -------------------  ---------------  ---------------------
       Total Revenues                     153,395              --               103,676             --                257,071
                                   ===============  ===============  ===================  ===============  =====================

Expenses:
  Operating Expenses:
    Property operating
      expenses                             28,943              --                26,861             --                 55,804
    Real estate taxes                      20,579              --                14,643             --                 35,222
    Ground rents                            1,269              --                   599             --                  1,868
    Marketing, general
      and administrative                    8,292              --                 5,536             --                 13,828
                                   ---------------  ---------------  -------------------  ---------------  ---------------------
        Total Operating Expenses           59,083              --                47,639             --                106,722
                                   ===============  ===============  ===================  ===============  =====================

  Interest                                 21,585              --                26,907             --                 48,492
  Depreciation and                         27,237              --                21,225             --                 48,462
    amortization
                                   ---------------  ---------------  -------------------  ---------------  ---------------------
      Total Expenses                      107,905                                95,771             --                203,676
                                   ---------------  ---------------  -------------------  ---------------  ---------------------

  Income before minority
    interest and extraordinary
    items                                  45,490              --                 7,905             --                 53,395

  Minority partners'
    interest in consolidated
    partnership (income)                     (807)             --                (6,375)            --                 (7,182)
  Preferred distribution                       --              --                    --             --                     --
                                   ---------------  ---------------  -------------------  ---------------  ---------------------
  Income before limited
    partners' minority interest in
    operating partnership income
    and extraordinary items         $      44,683      $       --       $         1,530     $       --        $        46,213
                                   ===============  ===============  ===================  ===============  =====================

Limited partners' minority interests in operating partnership income                                                   (5,482)
                                                                                                           =====================
Income before extraordinary item                                                                              $        40,731
                                                                                                           =====================
Basic income per share of common stock before extraordinary item                                              $          0.78
                                                                                                           =====================
Basic weighted average number of shares of common stock outstanding                                                    32,727
                                                                                                           =====================
Diluted income per share of common stock before extraordinary item                                            $          0.77
                                                                                                           =====================
Diluted weighted average number of shares of common stock outstanding                                                  33,260
                                                                                                           =====================
Basic income per share of class B common stock before extraordinary item                                      $          1.30
                                                                                                           =====================
Basic weighted average number of shares of class B common stock outstanding                                            11,695
                                                                                                           =====================
Diluted income per share of class B common stock before extraordinary item                                    $          0.89
                                                                                                           =====================
Diluted weighted average number of shares of class B common stock outstanding                                          11,695
                                                                                                           =====================

           See accompanying notes to pro forma financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1.  Basis of Presentation

Metropolitan Partners LLC ("Metropolitan Partners") is a subsidiary of Reckson Associates Realty Corp. ("Reckson") in which Reckson owns all of the common membership interests. Reckson will account for the merger as a purchase and accordingly will allocate the purchase price to the assets and liabilities acquired based on their relative fair values.

The pro forma combined balance sheet assumes that the merger took place September 30, 1998 and Reckson made its investment in Metropolitan Partners on the same date and includes Reckson's unaudited September 30, 1998 consolidated balance sheet. The pro forma combined statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 assume that the merger took place as of the beginning of the periods presented and include Reckson's unaudited statement of operations for the nine months ended September 30, 1998 and statement of operations for the year ended December 31, 1997.

The pro forma financial statements assume that Reckson's shareholders approve the issuance of only Reckson class B common stock as proposed. If Reckson's shareholders do not approve the issuance of only Reckson class B common stock, the Merger Agreement provides that approximately one-third of the Reckson class B common stock that was to be paid will be replaced by senior unsecured notes of Reckson OP, which notes will bear interest at the rate of 7% per annum and have a term of ten years.

Note 2.  Pro Forma Adjustments

Reflects Reckson's investment in Metropolitan Partners. Reckson will fund its investment in Metropolitan Partners with the issuance of approximately $302.8 million of Reckson class B common stock. The Reckson class B common stock will pay an initial dividend of $2.24 per share, subject to increases based on the future growth of Reckson's fully diluted funds from operations per share, is convertible on a one-for-one basis into Reckson common stock, subject to adjustment, is redeemable by Reckson after 4.5 years on a one-for-one basis for Reckson common stock and has no dividend or liquidation preference over Reckson common stock. Under the terms of the transaction, Metropolitan Partners will effectively pay for each share of Tower common stock and each Tower OP unit: (i) $5.75 and (ii) 0.6273 of a share of Reckson class B common stock. The value of the Reckson class B common stock issued is assumed for purposes of this presentation to be $25.89, which equals the sum of (i) $23.31, which was Reckson common stock's closing price on the day immediately preceding the date of the Merger Agreement and (ii) the estimated value of the excess of the additional dividend assumed to be paid to the holders of the Reckson class B common stock over the dividends assumed to be paid to holders of Reckson common stock during the 4.5 year period the shares are assumed to be outstanding. The actual value or trading price of the Reckson class B common stock may be greater or less than or equal to the value used for purposes of this presentation.

Note 3.  Metropolitan Partners Balance Sheet Pro Forma Adjustments

Reflects the consolidation of the pro forma balance sheet of Metropolitan Partners as of September 30, 1998.

Note 4.  Elimination Adjustments

Reflects the elimination of Reckson's investment in Metropolitan Partners in consolidation.

Note 5.  Metropolitan Partners Statement of Operations Pro Forma Adjustments

Reflects Reckson's consolidation of the pro forma statement of operations of Metropolitan Partners for the nine months ended September 30, 1998.

Note 6.  Minority Interests

Represents the minority interest of the limited partners in Reckson OP at an effective pro forma rate of approximately 11.6% for nine months ended September 30, 1998 and 11.86% for year ended December 31, 1997.

Note 7. Pro Forma Earnings Per Common Share

Basic pro forma income per share of Reckson common stock and Reckson class B common stock before extraordinary items is based upon the proration of income based on the relative amounts distributable to each class of shareholders and the average number of shares of Reckson common stock outstanding during the nine months ended September 30, 1998 and the year ended December 31, 1997 of 39,284,000 and 32,727,000, respectively, and the 11,694,385 shares of Reckson class B common stock issued in the merger.

Diluted pro forma income per share of Reckson common stock before extraordinary items is based upon the diluted weighted average number of shares of Reckson common stock outstanding during the nine months ended September 30, 1998 and the year ended December 31, 1997 of 39,833,000 and 33,260,000, respectively.

Diluted pro forma income per share of Reckson class B common stock is based upon the impact of the conversion of all outstanding Reckson class B common stock to Reckson common stock, on a one-for-one basis, resulting in a weighted average number of shares outstanding during the nine months ended September 30, 1998 and the year ended December 31, 1997 of 59,243,000 and 51,971,000, respectively, net of the add-back of the dividend payable on the Reckson class B common stock of approximately $13,443 and $17,925 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

Note 8.  Metropolitan Partners Statement of Operations Pro Forma Adjustments

Reflects Reckson's consolidation of the pro forma statement of operations of Metropolitan Partners for the year ended December 31, 1997.

Unaudited Pro Forma Combined Financial Statements of Reckson - Assuming Reckson Stockholders Do Not Approve Share Issuance Proposal

The following pro forma combined financial statements of Reckson give effect to the proposed merger of Tower into Metropolitan Partners and Reckson's investment in Metropolitan Partners assuming Reckson stockholders do not approve the share issuance proposal. Metropolitan Partners is a subsidiary of Reckson.

The pro forma combined financial statements are based on the historical consolidated financial statements and the notes thereto of Reckson. The pro forma adjustments are preliminary and based on Reckson management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of those changes will depend on the nature and amount of the assets or liabilities adjusted.

The pro forma combined balance sheet of Reckson assumes that the merger of Tower into Metropolitan Partners and Reckson's investment in Metropolitan Partners took place on September 30, 1998. The pro forma statements of operations of Reckson for the nine months ended September 30, 1998 and for the year ended December 31, 1997 assume that the merger and investment occurred as of January 1, 1997 and the effect thereof was carried forward through the nine month period ended September 30, 1998.

The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had Metropolitan Partners and Tower been a combined company and Reckson had made an investment in Metropolitan Partners during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Reckson, including the notes thereto.

                         Reckson Associates Realty Corp.
                   Pro Forma Condensed Combining Balance Sheet
      Assuming Reckson Stockholders Do Not Approve Share Issuance Proposal
                            As of September 30, 1998
                                   (Unaudited)
                             (Dollars in thousands)

                                 September 30, 1998
                                     Historical            Pro Forma         Metropolitan         Elimination     September 30, 1998
                                    (Unaudited)           Adjustments(2)     Partners LLC(3)     Adjustments(4)       Pro Forma
                               ----------------------  ------------------  ------------------- ----------------- -------------------
Assets:
  Real estate, net               $      1,554,632         $         --        $   749,101        $       --        $    2,303,733
  Cash and cash                             3,529                   --              5,675                --                 9,204
    equivalents
  Tenant receivables                        4,725                   --              2,586                --                 7,311
  Affiliate receivables                    48,536                   --                 --                --                48,536
  Deferred rent receivable                 21,923                   --                 --                --                21,923
  Investment in mortgage
    notes and note receivable              93,045                   --                 --                --                93,045
  Investment in
    Metropolitan Partners                      --              302,779                 --          (302,779)                   --
  Contract and land
    deposits and other
    pre-acquisition costs                   1,208                   --                 --                --                 1,208
  Prepaid expenses and
    other assets                            8,717                   --                 --                --                 8,717
  Investments in real
    estate joint ventures                  15,169                   --              3,700                --                18,869
  Deferred lease and
    loan costs, net                        21,333                   --              5,228                --                26,561
  Other Assets                                 --                   --             10,791                --                10,791
                               ----------------------  ------------------  ------------------- ----------------- -------------------
      Total Assets               $      1,772,817         $     302,779       $   777,081        $ (302,779)       $    2,549,898
                               ======================  ==================  =================== ================= ===================

Liabilities and Stockholders'
Equity:
  Mortgage notes payable         $        239,989         $          --       $   347,558        $       --        $     587,547
  Senior unsecured notes                  150,000                95,713                --                --              245,713
  Credit facility                         443,250                    --                --                --              443,250
  Accrued expenses and
    other liabilities                      36,342                    --            28,517                --               64,859
  Affiliate payables                        1,214                    --               309                --                1,523
  Deferred real estate taxes                   --                    --            12,917                --               12,917
  Dividends and
    distributions payable                  19,636                    --                --                --               19,636
                               ----------------------  ------------------  ------------------- ----------------- -------------------
      Total Liabilities                   890,431                95,713           389,301                --            1,375,445
                               ----------------------  ------------------  ------------------- ----------------- -------------------

  Minority interest in
    consolidated partnership               35,851                   --             85,001                (1)             120,851
  Limited partners' interest
    in operating partnership              138,377                 8,242                --                --              146,619
                               ----------------------  ------------------  ------------------- ----------------- -------------------
                                          174,228                 8,242            85,001                (1)             267,470
                               ----------------------  ------------------  ------------------- ----------------- -------------------

Stockholders' Equity:
  Preferred stock                              92                    --                --                --                   92
  Common stock                                401                    --                --                --                  401
  Reckson class B common
    stock                                      --                    80                --                --                   80
  Additional paid-in
    capital                               707,665               198,744           302,779          (302,778)             906,410
                               ----------------------  ------------------  ------------------- ----------------- -------------------
      Total Stockholders'
        Equity                            708,158               198,824           302,779          (302,778)             906,983
                               ----------------------  ------------------  ------------------- ----------------- -------------------
      Total Liabilities and
        Stockholders' Equity     $      1,772,817         $     302,779       $   777,081        $ (302,779)       $   2,549,898
                               ======================  ==================  =================== ================= ===================

           See accompanying notes to pro forma financial statements.

                         Reckson Associates Realty Corp.
              Pro Forma Condensed Combining Statement of Operations
      Assuming Reckson Stockholders Do Not Approve Share Issuance Proposal
                      Nine Months Ended September 30, 1998
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)

                                     Historical            Pro Forma         Metropolitan        Elimination      September 30, 1998
                                    (Unaudited)           Adjustments(5)     Partners LLC(6)     Adjustments           Pro Forma
                               ----------------------  ------------------  ------------------- -----------------  ------------------
Revenues:
  Base rents                      $     162,846            $      --           $     85,029       $       --         $   247,875
  Tenants escalations
    and reimbursements                   20,776                   --                     --               --              20,776
  Equity in earnings of
    real estate joint ventures              578                   --                     --               --                 578
  Equity in earnings of
    service companies                       623                   --                    557               --               1,180
  Interest income on
    mortgage notes and notes
    receivable                            5,536                   --                     --               --               5,536

      Other                               2,624                   --                    752               --               3,376
                               ----------------------  ------------------  ------------------- -----------------  ------------------

        Total Revenues                  192,983                   --                 86,338               --             279,321
                               ======================  ==================  =================== =================  ==================

Expenses:
  Operating Expenses:
  Property
    operating expenses                   35,506                   --                 20,391               --              55,897
  Real estate taxes                      25,626                   --                 11,226               --              36,852
  Ground rents                            1,279                   --                    512               --               1,791
  Marketing, general
    and administrative                   11,170                   --                  6,976               --              18,146
                               ----------------------  ------------------  ------------------- -----------------  ------------------
      Total Operating
        Expenses                         73,581                   --                 39,105               --             112,686
                               ======================  ==================  =================== =================  ==================

  Interest                               34,537                5,644                 20,181               --              60,362
  Depreciation and
    amortization                         38,098                   --                 15,918               --              54,016
                               ----------------------  ------------------  ------------------- -----------------  ------------------
      Total Expenses                    146,216                5,644                 75,204               --             227,064
                               ======================  ==================  =================== =================  ==================

  Income before
    minority interest and
    extraordinary items                  46,767               (5,644)                11,134               --              52,257

  Minority partners'
    interest in consolidated
    partnership (income)                 (1,882)                  --                 (4,781)              --              (6,663)
  Preferred distribution                 (9,202)                  --                     --               --              (9,202)
                               ----------------------  ------------------  ------------------- -----------------  ------------------
  Income before limited
    partners' minority interest in
    operating partnership income
    and extraordinary items       $      35,683            $  (5,644)          $      6,353       $        --        $    36,392
                               ======================  ==================  =================== =================  ==================

Limited partners' minority interests in operating partnership income                                                      (4,658)
                                                                                                                   =================
Income before extraordinary item                                                                                   $      31,734
                                                                                                                   =================
Basic income per share of common stock before extraordinary item                                                   $        0.60
                                                                                                                   =================
Basic weighted average number of shares of common stock outstanding                                                       39,284
                                                                                                                   =================
Diluted income per share of common stock before extraordinary item                                                 $        0.60
                                                                                                                   =================
Diluted weighted average number of shares of common stock outstanding                                                     39,883
                                                                                                                   =================
Basic income per share of Reckson class B common stock before extraordinary item                                   $        1.00
                                                                                                                   =================
Basic weighted average number of shares of Reckson class B common stock outstanding                                        8,005
                                                                                                                   =================
Diluted income per share of Reckson class B common stock before extraordinary item                                 $        0.66
                                                                                                                   =================
Diluted weighted average number of shares of Reckson class B common stock outstanding                                      8,005
                                                                                                                   =================

           See accompanying notes to pro forma financial statements.

                         Reckson Associates Realty Corp.
             Pro Forma Condensed Combining Statement of Operations Assuming Reckson Stockholders Do Note Approve Share Issuance Proposal
                          Year Ended December 31, 1997
                                  (Unaudited)
                (Dollars in thousands, except per share amounts)

                                   Historical            Pro Forma           Metropolitan        Elimination      September 30, 1998
                                  (Unaudited)          Adjustments(9)      Partners LLC(10)      Adjustments          Pro Forma
                             ---------------------  -------------------  -------------------  ----------------  --------------------
Revenues:
  Base rents                     $     128,778          $        --         $     101,613        $        --        $   230,391
  Tenants escalations
    and reimbursements                  14,981                   --                    --                 --             14,981
  Equity in earnings of
    real estate joint ventures             459                   --                    --                 --                459
  Equity in earnings of
    service companies                       55                   --                   370                 --                425
  Interest income on mortgage
    notes and notes receivable           5,437                   --                    --                 --              5,437
      Other                              3,685                   --                 1,693                 --              5,378
                             ---------------------  -------------------  -------------------  ----------------  --------------------
        Total Revenues                 153,395                   --               103,676                 --            257,071
                             =====================  ===================  ===================  ================  ====================

Expenses:
  Operating Expenses:
    Property
      operating expenses                28,943                   --                26,861                 --             55,804
    Real estate taxes                   20,579                   --                14,643                 --             35,222
    Ground rents                         1,269                   --                   599                 --              1,868
    Marketing, general
      and administrative                 8,292                   --                 5,536                 --             13,828
                             ---------------------  -------------------  -------------------  ----------------  --------------------
      Total Operating Expenses          59,083                   --                47,639                 --            106,722
                             =====================  ===================  ===================  ================  ====================

  Interest                              21,585                7,526                26,907                 --             56,018
  Depreciation and
    amortization                        27,237                   --                21,225                 --             48,462
                             ---------------------  -------------------  -------------------  ----------------  --------------------

      Total Expenses                   107,905                7,526                95,771                 --            211,202
                             =====================  ===================  ===================  ================  ====================

  Income before
    minority interest and
    extraordinary items                 45,490               (7,526)                7,905                 --             45,869

  Minority partners'
    interest in consolidated
    partnership (income)                  (807)                  --                (6,375)                --             (7,182)
  Preferred distribution                    --                   --                    --                 --                 --
                             ---------------------  -------------------  -------------------  ----------------  --------------------
  Income before limited
    partners' minority interest
      in operating partnership
      income and extraordinary
      items                      $      44,683          $    (7,526)        $        1,530       $        --        $    38,687
                             =====================  ===================  ===================  ================  ====================

Limited partners' minority interests in operating partnership income                                                     (5,120)
                                                                                                                --------------------
Income before extraordinary item                                                                                $        33,567
                                                                                                                ====================
Basic income per share of Reckson common stock before extraordinary item                                        $          0.73
                                                                                                                ====================
Basic weighted average number of shares of Reckson common stock outstanding                                              32,727
                                                                                                                ====================
Diluted income per share of Reckson common stock before extraordinary item                                      $          0.72
                                                                                                                ====================
Diluted weighted average number of shares of Reckson common stock outstanding                                            33,260
                                                                                                                ====================
Basic income per share of Reckson class B common stock before extraordinary item                                $          1.21
                                                                                                                ====================
Basic weighted average number of shares of Reckson class B common stock outstanding                                       8,005
                                                                                                                ====================
Diluted income per share of Reckson class B common stock before extraordinary item                              $          0.80
                                                                                                                ====================
Diluted weighted average number of shares of Reckson class B common stock outstanding                                     8,005
                                                                                                                ====================

           See accompanying notes to pro forma financial statements.

Notes To Pro Forma Combined Financial Statements

Note 1.  Basis Of Presentation

Metropolitan Partners LLC ("Metropolitan Partners") is a subsidiary of Reckson Associates Realty Corp. ("Reckson") in which Reckson owns all of the common membership interest. Reckson will account for the merger as a purchase and accordingly will allocate the purchase price to the assets and liabilities acquired based on their relative fair values.

The pro forma combined balance sheet assumes that the merger took place September 30, 1998 and Reckson made its investment in Metropolitan Partners on the same date and includes Reckson's unaudited September 30, 1998 consolidated balance sheet. The pro forma combined statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 assume that the merger took place as of the beginning of the periods presented and include Reckson's unaudited statement of operations for the nine months ended September 30, 1998 and statement of operations for the year ended December 31, 1997.

The pro forma financial statements assume that Reckson's shareholders do not approve the issuance of only Reckson class B common stock as proposed and accordingly, as provided for in the Merger Agreement, approximately one-third of the consideration that was to be paid in the form of Reckson class B common stock has been replaced by Reckson OP 7% notes.

Note. 2.  Pro Forma Adjustments

Reflects Reckson's investment in Metropolitan Partners. Reckson will fund its investment in Metropolitan Partners with the issuance of approximately $207.1 million of Reckson class B common stock and the issuance of approximately $95.7 million of senior unsecured notes (par value $101.5 million). The Reckson class B common stock will pay an initial dividend of $2.24 per share, subject to increases based on the future growth of Reckson's fully diluted funds from operations per share, is convertible on a one-for-one basis into Reckson common stock, subject to adjustment, is redeemable by Reckson after 4.5 years on a one-for-one basis for Reckson common stock and has no dividend or liquidation preference over Reckson common stock. Under the terms of the transaction, Metropolitan Partners will effectively pay for each share of Tower common stock and each Tower OP unit: (i) $5.75 in cash and (ii) 0.4294 of a share of Reckson class B common stock of Reckson and (iii) $5.13 of Reckson OP 7% notes (par value $5.44). The value of the Reckson class B common stock issued is assumed for purposes of this presentation to be $25.89, which equals the sum of (i) $23.31, which was Reckson common stock's closing price on the day immediately preceding the date of the Merger Agreement and (ii) the estimated value of the excess of the additional dividend assumed to be paid to the holders of the Reckson class B common stock over the dividends assumed to be paid to holders of Reckson common stock during the 4.5 year period the shares are assumed to be outstanding. The actual value or trading price of the Reckson class B common stock may be greater or less than or equal to the value used for purposes of this presentation.

Note 3.  Metropolitan Partners Balance Sheet Pro Forma Adjustments

Reflects the consolidation of the pro forma balance sheet of Metropolitan Partners as of September 30, 1998.

Note 4.  Elimination Adjustments

Reflects the elimination of Reckson's investment in Metropolitan Partners in consolidation.

Note 5.  Pro Forma Adjustments

Reflects the increase in interest costs related to the issuance of the 7% senior unsecured notes.

Note 6.  Metropolitan Partners Statement Of Operations Pro Forma Adjustments

Reflects Reckson's consolidation of the pro forma statement of operations of Metropolitan Partners for the nine months ended September 30, 1998.

Note 7.  Minority Interests

Represents the minority interest of the limited partners in Reckson OP at an effective pro forma rate of approximately 13.91% for nine months ended September 30, 1998 and 13.29% for year ended December 31, 1997.

Note 8.  Pro Forma Earnings Per Common Share

Basic pro forma income per share of Reckson common stock and Reckson class B common stock before extraordinary items is based upon the proration of income based on the relative amounts distributable to each class of shareholders and the average number of shares of Reckson common stock outstanding during the nine months ended September 30, 1998 and the year ended December 31, 1997 of 39,284,000 and 32,727,000, respectively, and the 8,004,894 shares of Reckson class B common stock issued in the merger.

Diluted pro forma income per share of Reckson common stock before extraordinary items is based upon the diluted weighted average number of shares of Reckson common stock outstanding during the nine months ended September 30, 1998 and the year ended December 31, 1997 of 39,833,000 and 33,260,000, respectively.

Diluted pro forma income per share of Reckson class B common stock is based upon the impact of the conversion of all outstanding Reckson class B common stock to Reckson common stock, on a one-for-one basis resulting in a weighted average number of shares outstanding during the nine months ended September 30, 1998 and the year ended December 31, 1997 of 55,546,000, and 48,274,000, respectively, net of the add-back of the dividend payable on the Reckson class B common stock of approximately $13,443 and $17,925 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

Note 9.  Pro Forma Adjustments

Reflects the increase in interest costs related to the issuance of the Reckson OP 7% notes.

Note 10. Metropolitan Partners Statement Of Operations Pro Forma Adjustments

Reflects Reckson's consolidation of the pro forma statement of operations of Metropolitan Partners for the year ended December 31, 1997.

(c)      Exhibits

              23.1  Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          RECKSON ASSOCIATES REALTY CORP.


                                          By:      /s/ Michael Maturo
                                                   Michael Maturo
                                                   Executive Vice President and
                                                   Chief Financial Officer

Date:  February 5, 1999